Exhibit 10.46

OFFICE LEASE

WARNER CENTER PLAZA

DOUGLAS EMMETT REALTY FUND 2000,

a California limited partnership

as Landlord,

and

HEALTH NET, INC.,

a Delaware corporation

as Tenant

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

	6.1.2	Tenant Maintenance and Repair	24
6.2	Landlord’s Consent to Alterations		25
6.3	Manner of Construction		25
6.4	Payment for Improvements		26
6.5	Construction Insurance		26
6.6	Landlord’s Property		26

ARTICLE 7 INSURANCE			27
7.1	Indemnification and Waiver		27
	7.1.1	Waiver	27
	7.1.2	Tenant’s Indemnity	27
	7.1.3	Landlord’s Indemnity	27
7.2	Landlord’s Insurance		27
7.3	Tenant’s Insurance		28
7.4	Form of Policies		29
7.5	Subrogation		29
7.6	Additional Insurance Obligations		29

ARTICLE 8 DAMAGE AND DESTRUCTION			30
8.1	Repair of Damage to Premises by Landlord		30
8.2	Landlord’s Option to Repair		30
8.3	Waiver of Statutory Provisions		31
8.4	Damage Near End of Term		31
8.5	Insurance Proceeds Upon Termination		32

ARTICLE 9 PERSONAL PROPERTY AND OTHER TAX			32

ARTICLE 10 SERVICES AND UTILITIES			32
10.1	Standard Tenant Services		32
10.2	Overstandard Tenant Use		34
10.3	Interruption of Use		34
10.4	Additional Services		35

ARTICLE 11 ASSIGNMENT AND SUBLETTING			36
11.1	Transfers		36
11.2	Landlord’s Consent		36
11.3	Transfer Premium		37
	11.3.1	Definition of Transfer Premium	37
	11.3.2	Payment of Transfer Premium	38
11.4	Landlord’s Option as to Subject Space		38
11.5	Effect of Transfer		39
11.6	Additional Transfers		39
11.7	Non-Transfer		39
11.8	Landlord’s Recognition of Transfers upon Lease Termination		39

ARTICLE 12 DEFAULTS; REMEDIES			40
12.1	Events of Default		40
12.2	Remedies Upon Default		40
12.3	Sublessees of Tenant		41
12.4	Waiver of Default		41
12.5	Efforts to Relet		41
12.6	Landlord Default		42

ARTICLE 13 CONDEMNATION			42
13.1	Permanent Taking		42
13.2	Temporary Taking		42

ARTICLE 14 BROKERS			43

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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ARTICLE 15 LANDLORD’S LIABILITY			43

ARTICLE 16 INTENTIONALLY OMITTED			43

ARTICLE 17 WARNER CENTER ASSOCIATION			43

ARTICLE 18 TENANT PARKING			43

ARTICLE 19 MISCELLANEOUS PROVISIONS			44
19.1	Estoppel Certificates		44
19.2	Partial Invalidity		45
19.3	Time of Essence		45
19.4	Captions		45
19.5	Notices		45
19.6	Nonwaiver		45
19.7	Holding Over		46
19.8	Waiver of Default		46
19.9	Binding Effect		46
19.10	Governing Law		46
19.11	Subordination		46
19.12	Waiver of Jury Trial; Attorneys’ Fees		47
19.13	Entry by Landlord		47
19.14	Intentionally Omitted		48
19.15	Surrender of Premises; Ownership and Removal of Trade Fixtures		48
	19.15.1	Surrender of Premises	48
	19.15.2	Removal of Tenant Property by Tenant	48
19.16	Entire Agreement		48
19.17	Signs		48
	19.17.1	Full Floors	48
	19.17.2	Multi-Tenant Floors	49
	19.17.3	Monument Signage	49
	19.17.4	Prohibited Signage and Other Items	49
	19.17.5	Directory	49
	19.17.6	Rooftop Signage	50
19.18	Covenant Against Liens		50
19.19	Terms		51
19.20	Prohibition Against Recording		51
19.21	Intentionally Omitted		51
19.22	Quiet Employment		51
19.23	Improvement of the Premises		51
19.24	Force Majeure		51
19.25	Rentable Square Feet of Premises, Building, and Project		51
19.26	Transportation Management		52
19.27	Compliance With Law		52
19.28	Late Charges		52
19.29	Hazardous Material		52
19.30	Landlord’s Right to Cure Default; Payments by Tenant		53
	19.30.1	Landlord’s Cure	53
	19.30.2	Tenant’s Reimbursement	53
19.31	No Air Rights		53
19.32	Modification of Lease		53
19.33	Transfer of Landlord’s Interest		53
19.34	Landlord’s Title		54
19.35	Relationship of Parties		54
19.36	Application of Payments		54
19.37	No Warranty		54
19.38	Right to Lease		54
19.39	Submission of Lease		54

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.40	Independent Covenants	54
19.41	Waiver of Redemption by Tenant	54
19.42	Joint and Several	54
19.43	Project or Building Name and Signage	55
19.44	No Discrimination	55
19.45	Landlord Renovations	55
19.46	Communication Equipment	55
19.47	Stairwell Access	56
19.48	Patio Area	57
19.49	Waiver of Consequential Damages	57
19.50	Reasonableness	57

A	OUTLINE OF PREMISES
B	SITE PLAN/PROJECT COMMON AREAS
C	CONSTRUCTION PACKAGE
D	FORM OF NOTICE OF LEASE TERM DATES
E	RULES AND REGULATIONS
F	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
G	LIST OF SUPERIOR RIGHTS
H	JANITORIAL SPECIFICATIONS

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

WARNER CENTER PLAZA

INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS	PAGE
Additional Rent	10
Affected Area	35
Affiliate	39
Affiliated Assignee	39
Alterations	25
Base Rent	9
Base Year	10
Brokers	43
Building	1
Building Common Areas	2
Building Direct Expenses	10
Building Operating Expenses	10
Building Tax Expenses	10
Certifying Contractor	31
Claims	27
Common Areas	2
Communication Equipment	56
Communication Equipment Notice	56
Comparable Transactions	8
Contemplated Effective Date	38
Contemplated Term	38
Contemplated Transfer Space	38
Control	39
Cost Pools	21
Cure Notice	35
Damage Termination Date.	31
Damage Termination Notice	31
Direct Expenses	10
Economic Terms	3
Emergency Cure Period	25
Emergency Notice	24
Essential Services	35
Estimate	21
Estimate Statement	21
Estimated Additional Rent	21
Expense Year	10
First Offer Commencement Date	3
First Offer Notice	3, 4
First Offer Space	2
Flex Passes	44
Force Majeure	51
Hazardous Material	52
Holiday	33
HVAC	32
Information Estimate	8
Intention to Transfer Notice	38
Interest Rate	52
Landlord	1
Landlord Parties	27
Landlord Repair Items	24
Landlord’s Designee	44
Laws	52

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

Lease	1
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Legal Requirements	24
Monument Signage	49
Necessary Action	24
Notice Date	24
Notices	45
Objectionable Name	49
Offset Right	25
Operating Expenses	11
Option Notice	8
Option Rent	7
Option Rent Notice	8
Option Term	7
Original Tenant	4, 5
Outside Agreement Date	8
Package Units	33
Premises	1
Project	1
Project Common Areas	2
Proposition 13	17
Renovations	55
Rent	10
Repair Invoice	25
Repair Notice	24
Required Action	24
Review Period	22
Roof Passes	44
Rules and Regulations	23
Second Notice	24
Secured Areas	48
Six Month Period	39
Statement	21
Structure Two Passes	44
Subject Space	36
Subleasing Costs	38
Summary	1
Superior Rights	3
Systems and Equipment	16
Tax Expenses	16
Tenant	1
Tenant Insured Items	27
Tenant Parties	27
Tenant’s Building Share	20
Tenant’s Common Area Share	20
Tenant’s Review Period	8
Tenant’s Share	20
Tenant’s Share of Building Direct Expenses	20
Transfer Notice	36
Transfer Premium	37
Transferee	36
Transfers	36

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

WARNER CENTER TOWERS

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (the “Office Lease”) which pertains to the “Project”, as that term is defined in the Office Lease, commonly known as “Warner Center Towers” located in Woodland Hills, California. This Summary and the Office Lease are collectively referred to herein as the “Lease”. Each reference in the Office Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

1. Date:	December 22, 2003.

2. Landlord:	DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership

3. Tenant:	HEALTH NET, INC., a Delaware corporation

4. Premises (Article 1).

4.1 Building Address:	21650 Oxnard Street, Woodland Hills, California 91367.

4.2 Premises:	Floor	Usable Square Feet	Rentable Area
	15	8,488	10,193
	21	23,584	26,558
	22	23,584	26,558
	24	23,584	26,558
	25	22,778	25,621
	TOTAL:	102,018	115,448

5. Lease Term (Article 2).

5.1 Length of Term:	Ten (10) years.

5.2 Lease Commencement Date:	January 1, 2005.

5.3 Lease Expiration Date:	December 31, 2014.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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6.	Base Rent (Article 3):

Period	Annual Base Rent	Monthly Installment of Base Rent
1/1/05 - 1/31/05	—	$130,435.11
2/1/05 - 6/30/05	—	$108,695.92
7/1/05 - 1/31/07	$2,608,702.20	$217,391.85
2/1/07 - 1/31/08	$2,660,876.28	$221,739.69
2/1/08 - 1/31/09	$2,714,093.76	$226,174.48
2/1/09 - 1/31/10	$2,768,375.64	$230,697.97
2/1/10 - 1/31/11	$2,823,743.16	$235,311.93
2/1/11 - 1/31/12	$2,880,218.04	$240,018.17
2/1/12 - 1/31/13	$2,937,822.36	$244,818.53
2/1/13 - 1/31/14	$2,996,578.80	$249,714.90
2/1/14 - 12/31/14	$3,056,510.40	$254,709.20

7. Additional Rent (Article 3).

7.1 Base Year (Operating Expenses):	The calendar year of 2005.

Base Year (Real Estate Taxes):	Tax Year 2005/2006

7.2 Tenant’s Share and Tenant’s Building Share:	19.029%.

7.3 Tenant’s Common Area Share :	9.626%.

8. Security Deposit (Article 4):	Waived.

9. Parking Pass Ratio (Article 18):	Four (4) parking passes for every 1,000 usable square feet of the Premises.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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10. Address of Tenant (Section 19.5):	Health Net, Inc. 21650 Oxnard Street Woodland Hills, California 91367 Attention: Director of Facilities

With copies to:

Health Net, Inc., Post Office Box 2470, Rancho Cordova, California, 95741-2470 Attention: Director of Real Estate

11. Broker(s) (Article 14):	Cushman and Wakefield of California, Inc.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Office Lease and Summary are collectively referred to herein as the “Lease”), dated as of the date set forth in Section 1 of the Summary is made by and between, DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership (“Landlord”), and HEALTH NET, INC., a Delaware corporation (“Tenant”). Tenant currently occupies the Premises (as hereinafter defined) pursuant to that certain Office Lease dated September 9, 1998 between Landlord’s predecessor in interest, AH Warner Center Properties, Limited Liability Company, a Delaware limited liability company, and Tenant’s predecessor in interest, Foundation Health Systems, Inc., a Delaware corporation, as amended by that certain First Amendment to Lease dated August 8, 2000 (“First Amendment”) and that certain Second Amendment to Lease dated as of the date hereof (the “Second Amendment” and, collectively, the “Original Lease”). It is the understanding and agreement of Landlord and Tenant that this Lease shall govern all of the respective rights and obligations of Landlord and Tenant regarding Tenant’s tenancy from and after the Commencement Date (as defined in the Summary) and that, from and after the Commencement Date, the Original Lease shall be terminated and shall have no force or effect.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 The Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. Tenant’s rights to the Premises include the limited right to use and access the janitorial closet and the electrical and telephone rooms on the floors containing the Premises as reasonably necessary for Tenant’s effective and efficient use of the Premises, subject to Landlord’s notice and consent rights under Section 6.2 below. Tenant shall also be permitted to enter such areas to service its equipment. Tenant shall have the right to use, or access, any ceilings or space above and the ceilings and floors on the floors containing the Premises to the extent necessary to service Tenant’s equipment in the Premises and to run wires, cables and other conduits to the Premises to the extent permitted by applicable laws, subject to Landlord’s notice and consent rights under Section 6.2 below. In addition, Tenant shall be allowed to use such space as necessary for providing utility services such as the installation of computer cable conduits and core drilling, subject to Landlord’s consent rights under Section 6.2 below. Tenant’s rights to the Premises include the right to use and access any floors or walls on the floors containing the Premises to install equipment, wiring, cables, conduits and the like as necessary to service Tenant’s equipment in the Premises, subject to Landlord’s notice and consent rights under Section 6.2 below. Tenant shall be entitled to, and Landlord shall provide at no additional cost to Tenant, non-exclusive use of the riser space in the Building, in order for Tenant to achieve telephone and data network transmission connectivity between the Premises and all other premises of Tenant and its Affiliates located in the Building. Tenant acknowledges that it has independently determined that said existing conduit(s) and riser(s) shall be adequate for Tenant’s intended use, and that the Landlord does not warrant the suitability of such conduit(s) and/or riser(s) for Tenant’s use now or in the future. Furthermore, Landlord’s responsibility for maintenance and repair of said conduit(s) and riser(s) shall be limited to those maintenance and repair obligations as set forth elsewhere in this Lease. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant take any action in the Premises or the Building which may adversely affect the “Systems and Equipment,” as that term is defined in Section 3.3.8 of this Lease, without the prior written consent of Landlord. No provision of this Lease shall limit Landlord’s responsibility to perform Landlord’s Work in accordance with the terms of the Second Amendment.

1.2 The Building and The Project. The Premises are a part of the building set forth in Section 4.1 of the Summary (the “Building”). The Building is part of an office project known as WARNER CENTER TOWERS. The term “Project,” as used in this Lease, shall mean (i) the

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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Building and the “Common Areas”, as that term is defined in Section 1.3 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements as shown on Exhibit B attached hereto) upon which the Building and the Common Areas are located, and (iii) at Landlord’s reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto pursuant to the terms of Section 1.4 of this Lease; provided that no such additions shall result in an increase in Direct Expenses allocated to Tenant under this Lease.

1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas”. The term “Project Common Areas”, as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any fixtures, systems, signs, facilities, parking areas, gardens, parks or other landscaping contained, maintained or used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The location of the Project Common Areas as of the date of this Lease is shown on Exhibit B attached hereto. The term “Building Common Areas”, as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord, and may include, without limitation, the common entrances, lobbies, atrium areas, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, parking facilities and trash areas servicing the Building. The Common Areas shall be maintained and operated in a first class manner.

1.4 Landlord’s Use and Operation of the Building, Project, and Common Areas. Provided Landlord does not unreasonably interfere with Tenant’s normal and customary business operations and to the extent the Tenant Improvements and Alterations are not damaged and Tenant is not denied the beneficial use of its Premises, Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building; (iv) to add additional buildings and improvements to the Common Areas; (v) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and common areas to the Project and/or to delete land and improvements from the Project; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Project, Common Areas and Building or the expansion thereof as Landlord may deem to be appropriate; provided that Landlord’s actions under items (iii), (iv), (v) and (vi) shall not result in an increase in Direct Expenses allocated to Tenant under this Lease.

1.5 Intentionally Omitted.

1.6 Right of First Offer. Landlord hereby grants to Tenant a right of first offer with respect to that certain space consisting of, collectively, any additional space contiguous to the initial Premises (including available space on floors contiguous to the floors on which the initial Premises is located) and any space on the fifteenth (15th), sixteenth (16th) and nineteenth (19th) floors of the Building which become vacant and actually available for lease during the initial Term and any extension thereof (collectively, the “First Offer Space”). If Tenant does not lease any increment of First Offer Space after being offered such space in accordance with the terms of

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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this Section 1.6, Tenant shall have no further right to lease such increment of First Offer Space. Notwithstanding the foregoing, such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Building as of the date of this Lease (collectively, the “Superior Rights”), which Superior Rights are set forth on Exhibit G attached to this Lease. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.6.

1.6.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) the first time after the date of this Lease that Landlord receives a proposal or request for proposal for all or any portion of the First Offer Space which Landlord would seriously consider. The First Offer Notice shall describe the space which is the subject of the First Offer Notice and shall set forth the size and location of such space, the economic terms and conditions which Landlord would accept for Tenant’s lease of such space (collectively, the “Economic Terms”), including, without limitation, the Base Rent, any contribution by Landlord to Direct Expenses, any concessions and any contribution by Landlord to the improvement of the First Offer Space. Such Economic Terms shall constitute Landlord’s good faith determination of the then prevailing fair market economic terms for such space.

1.6.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) business days after Tenant’s exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant’s exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the ten (10) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord’s determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s right of first offer shall terminate as to the First Offer Space described in the First Office Notice; provided that, if Landlord desires to lease the same First Offer Space to any third party but increase or decrease the size of such First Offer Space by more than twenty-five percent (25%) or Landlord intends to accept an offer from a prospective tenant and the net effective rent that is at least ten percent (10%) less than the net effective rent offered to Tenant, Landlord shall be required to give Tenant another First Offer Notice with respect to such increased or decreased First Offer Space and Tenant’s rights in connection therewith shall renew under this Section 1.6, except that the ten (10) and fifteen (15) business day periods set forth above shall be reduced to five (5) and ten (10) business days, respectively. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.6.3 Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment that is acceptable to Landlord and Tenant in the exercise of their commercially reasonable judgment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the Economic Terms and conditions as provided in this Section 1.6. Tenant shall commence payment of Rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date (“First Offer Commencement Date”) which is the earlier of (i) the expiration of a reasonable build-out period determined as a component of the Economic Terms, and (ii) the date that Tenant, or any person occupying any of the First Offer Space with Tenant’s permission, commences business operations from the First Offer Space, subject to any appropriate modification with respect to such

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

commencement of Rent as determined as part of the Economic Terms. The Lease Term for the First Offer Space shall expire on the Lease Expiration Date, subject to extension as provided in Section 2.2 of this Lease, co-terminously with Tenant’s lease of the initial Premises.

1.6.4 Termination of Right of First Offer. The rights set forth in this Section 1.6, and Landlord’s obligations with respect thereto, shall be exercisable only by the originally-named Tenant (“Original Tenant”) and any Affiliated Assignee (as defined in Section 11.7) and any Permitted Assignee of the Original Tenant’s interest in this Lease, provided that the assignee of the subject assignment assumes Tenant’s obligations to lease the entire Premises then being leased by Tenant. Tenant’s right of first offer hereunder shall not be effective in any period during which more than forty percent (40%) of the rentable area of the Premises is subject to a sublease, other than to an Affiliated Assignee. Tenant shall not have the right to lease the First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease after notice and lapse of any applicable cure periods.

1.7 Right to Expand. Landlord hereby grants to Tenant herein the right during the initial Term and any extensions thereof, and if exercised in accordance with this Lease, to lease any space contiguous to the initial Premises, including any space one floor immediately above or one floor immediately below the initial Premises, that is vacant and actually available for lease (the “Expansion Space”) upon the terms and conditions set forth in this Section 1.7. Notwithstanding the foregoing, such right to expand shall be subordinate and secondary to all Superior Rights. The expansion option contained in this Section 1.7 may be exercised only in accordance with the procedures described herein.

1.7.1 Method of Exercise. Tenant shall from time to time, but in no event more than two (2) times in any calendar year, deliver written notice to Landlord, stating that Tenant is interested in exercising its option hereunder and specifying the size and location of the space desired (the “Expansion Notice”). Within fifteen (15) business days after delivery of the Expansion Notice to Landlord, Landlord shall deliver to Tenant a list of any Expansion Space that is then vacant and available for lease, and any space that, to Landlord’s actual knowledge, will be vacant and available for lease within six (6) months after Landlord’s receipt of the Expansion Notice, along with a proposed letter of intent which shall contain Landlord’s estimate of the Expansion Rent (as hereinafter defined) for the applicable Expansion Space and such other material terms as Landlord deems appropriate (collectively, an “Expansion Notice Response”), provided that such letter of intent shall be non-binding and shall not create any liability for or obligation of either party. The Base Rent to be paid by Tenant for any Expansion Space shall be ninety-five percent (95%) of then prevailing fair market rent for such Expansion Space as of the date of the proposed commencement date of the term of the lease for such Expansion Space (“Expansion Rent”). The prevailing fair market rent shall be based on the same criteria for determining fair market rent as a basis for Option Rent as specified in Section 2.2.1 below. Landlord shall determine the Expansion Rent by using its good faith judgment. Tenant shall have five (5) business days (“Tenant’s Expansion Rent Review Period”) after receipt of Landlord’s Expansion Notice Response within which to accept such rental rate or to reasonably object thereto in writing. Tenant’s failure to object by written notice to Landlord within said five (5) business day period shall be deemed to constitute Tenant’s disapproval of the Expansion Rent specified by Landlord in the letter of intent. In the event Tenant timely objects in writing, or is deemed to have objected by failing to object in writing within said five (5) business day period, Landlord and Tenant shall attempt to agree upon such Expansion Rent using their diligent good faith efforts. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant’s Expansion Rent Review Period (“Outside Expansion Agreement Date”), then the Expansion Rent shall be determined by arbitration in accordance with Sections 1.7.1.1 through 1.7.1.7 below.

1.7.1.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the Woodland Hills, California area. The

WARNER CENTER TOWERS

[Health Net, Inc.]

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determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Expansion Rent is the closest to the actual Expansion Rent, as determined by the arbitrators, taking into account the requirements of this Section 1.7 (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Expansion Agreement Date.

1.7.1.2 The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

1.7.1.3 The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Expansion Rent and shall notify Landlord and Tenant thereof.

1.7.1.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

1.7.1.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Expansion Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

1.7.1.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed, then the determination of Expansion Rent shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 1.7.1.

1.7.1.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

1.7.2 Expansion Space Accepted “As-Is”. Tenant shall take the Expansion Space in its “as is” condition, subject to any latent defects.

1.7.3 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the Expansion Space as set forth herein, Landlord and Tenant shall within fifteen (15) business days after determination of the Expansion Rent execute an amendment adding such Expansion Space to the Lease and incorporating all of the other terms of Landlord’s letter of intent delivered as part of Landlord’s Expansion Notice Response. The term for any space leased by Tenant pursuant to the exercise of this right shall be coterminous with the initial Lease term or any extension term, as applicable.

1.7.4 Termination of Expansion Right. The rights set forth in this Section 1.7, and Landlord’s obligations with respect thereto, shall be exercisable only by the Original Tenant, any Affiliated Assignee (as defined in Section 11.7) and any Permitted Assignee of the Original Tenant’s interest in this Lease, provided that the assignee of the subject assignment assumes Tenant’s obligations to lease the entire Premises then being leased by Tenant. Tenant’s expansion hereunder shall not be effective in any period during which more than forty percent (40%) of the rentable area of the Premises is subject to a sublease, other than to an Affiliated Assignee. Tenant shall not have the right to lease any Expansion Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease after notice and lapse of any applicable cure periods.

WARNER CENTER TOWERS

[Health Net, Inc.]

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1.8 Right to Contract. Tenant may elect to reduce the Rentable Area of the Premises by up to two (2) full floors, as such floors are identified herein (collectively, the “Returned Space”) by complying with all of the provisions of this Section 1.8.

1.8.1 Twenty-Second Floor Returned Space. Tenant may, as of the end of the seventy-second (72nd) full calendar month of the initial Term (the “First Reduction Date”), return possession to Landlord of up to the entire twenty-second (22nd) floor (“Twenty-Second Floor Returned Space”), by giving Landlord at least twelve (12) months prior written notice (the “First Reduction Notice”). With respect to any portion of the Twenty-Second Floor Returned Space not surrendered by Tenant as of the First Reduction Date (“Unused Increment”), such Unused Increment may be added to the Twenty-First Floor Returned Space (as hereinafter defined) upon delivery of not less than twelve (12) months prior written notice to Landlord.

1.8.2 Twenty-First Floor Returned Space. Tenant may, as of the end of the ninety-sixth (96th) full calendar month of the initial Term (the “Second Reduction Date”), return possession to Landlord of up to the entire twenty-first (21st) floor and any Unused Increment (collectively, the “Twenty-First Floor Returned Space”), by giving Landlord at least twelve (12) months prior written notice (the “Second Reduction Notice”).

1.8.3 Contingencies to Contraction. Tenant’s right to exercise its right to reduce its rentable area hereunder is subject to, in each case, the following conditions (a) the First Reduction Notice and the Second Reduction Notice, as applicable, shall be duly and timely received by Landlord; (b) as of the date Landlord receives the First Reduction Notice and/or Second Reduction Notice, as applicable, Tenant is in not default under this Lease after notice and lapse of any applicable cure periods; (c) prior to the First Reduction Date and/or Second Reduction Date, as applicable, Tenant shall execute an amendment that is acceptable to Landlord and Tenant in the exercise of their commercially reasonable judgment (“Contraction Amendment”), documenting the surrender of the subject Returned Space (and the commensurate reduction in Tenant’s Share and Tenant’s Common Area Share) and providing for Tenant’s agreement to surrender the space in broom clean condition, reasonable wear and tear excepted, and, at Landlord’s election, for Tenant’s removal of any Extraordinary Improvements (as such term is defined in the Second Amendment) in the subject Returned Space at Tenant’s sole cost, if, at the time such improvements or alterations were installed, Landlord provided Tenant with written notice that the same shall be removed by Tenant at Tenant’s sole cost; and (d) Tenant shall comply with all the requirements contained in this Section 1.8 (including, without limitation, the payment of funds as specified in Section 1.8.4 below). Provided that the conditions set forth above are performed, then as of the First Reduction Date or Second Reduction Date, as applicable, Tenant shall be released from liability for any of its obligations hereunder with respect to the subject Returned Space only.

1.8.4 Tenant’s Compensation to Landlord for Contraction. In the case of any Returned Space, Tenant shall pay to Landlord a contraction fee equal to the sum of (a) the prorated portion of the then-unamortized leasing commissions and tenant improvement allowance for the applicable Returned Space (including leasing commissions, and tenant improvement funds expended by Landlord) to be amortized based on an interest rate of eight percent (8%) per annum, (b) the sum of three (3) months’ Base Rent calculated using the rentable area of the subject Returned Space (at the rate then being paid by Tenant for such space) and (c) with respect to any Reduced Space that is on a floor on which there is no multi-tenant corridor, Landlord’s commercially reasonable estimate of the cost of installing such a corridor using Landlord’s then established standard design and materials (collectively, the “Contraction Fee”). The Contraction Fee shall be due on or before the effective date of the subject contraction. Assuming that (i) Tenant elects to retain the fifteenth (15th) floor portion of the Premises pursuant to Section 1.9 of this Lease and (ii) Tenant surrenders the entire twenty-second (22nd) floor on the First Reduction Date and the entire twenty-first (21st) floor on the Second Reduction Date (i.e., that there is no Unused Increment on the Second Reduction Date), then the Contraction Fee with respect to the Twenty-Second Floor Returned Space shall be $880,943.49 and the Contraction Fee with respect to the Twenty-First Floor Returned Space shall be $556,743.25, plus, in each case, with respect to any Reduced Space that is on a floor on which there is no multi-tenant corridor, Landlord’s commercially reasonable estimate of the cost of installing such a corridor using Landlord’s then established standard design and materials. As soon as is reasonably possible after Landlord’s receipt of the First Reduction Notice or Second

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[Health Net, Inc.]

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Reduction Notice, as applicable, Landlord shall send to Tenant a final statement itemizing the amount of the Contraction Fee owed by Tenant.

1.8.5 Termination/Expiration of Contraction Right. If Tenant fails to comply with the requirements of this Section 1.8 or fails to pay the required amount of the Contraction Fee within the specified time period, such failure shall constitute a material default of this provision and shall serve to nullify the terms and conditions of this provision, in which case this Lease shall continue in full force and effect for the remainder of the Term for the entire Premises. The rights set forth in this Section 1.8, and Landlord’s obligations with respect thereto, shall be exercisable only by the Original Tenant and any Affiliated Assignee (as defined in Section 11.7) and any Permitted Assignee of the Original Tenant’s interest in this Lease, provided that the assignee of the subject assignment assumes Tenant’s obligations to lease the entire Premises then being leased by Tenant. Tenant shall not have the right to contract any space if, as of the date of the attempted exercise of any right by Tenant, or, at Landlord’s option, as of the scheduled effective date of such contraction, Tenant is in default under this Lease after notice and lapse of any applicable cure periods. In the event that Tenant has not delivered the Second Reduction Notice on or before the Second Reduction Date, then on the first calendar day after the Second Reduction Date, the provisions of this Section 1.8 shall be deemed null, void and of no further force or effect as to the Twenty-First Floor Returned Space.

1.9 Tenant’s Election Regarding the Fifteenth Floor. Provided Tenant delivers written notice to Landlord or before February 1, 2004, Tenant may elect to surrender the portion of its Premises on the fifteenth (15th) floor (as specified in Section 4.2 of the Summary of Basic Lease Information) without penalty or the payment of any costs, provided that Tenant shall comply with the provisions of Section 19.15 of this Lease. In the event Tenant elects to surrender such portion of the Premises, Tenant shall vacate and surrender the Premises in accordance with Section 19.15 on or before January 1, 2005, before which date Tenant shall perform all of its obligations with respect to such space as provided in the Original Lease, as amended prior to the date hereof.

ARTICLE 2

LEASE TERM

2.1 Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 5.1 of the Summary, shall commence on the dates set forth in Section 5.2 of the Summary, and shall terminate on the date set forth in Section 5.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. Landlord may deliver to Tenant a factually correct notice in the form as set forth in Exhibit D, attached hereto, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof

WARNER CENTER TOWERS

[Health Net, Inc.]

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2.2 Option Terms. Landlord hereby grants to the Tenant one (1) option to extend the Lease Term for a period of eight (8) years (“Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after notice and expiration of applicable cure periods. The right contained in this Section 2.2 shall be personal to the Original Tenant and any Affiliated Assignee or any Permitted Assignee (as such term is defined in Section 11.2), and may only be exercised by the Original Tenant or any Affiliated Assignee or any Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) provided that the assignee of the subject assignment assumes Tenant’s obligations to lease the entire Premises then being leased by Tenant. Exercise of the right under this Section 2.2 shall not be effective if, as of the date of the Option Notice, more than forty percent (40%) of the rentable area of the Premises is subject to a sublease other than to an Affiliated Assignee.

2.2.1 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to ninety-five percent (95%) of the then prevailing fair market rent for the Premises as of the commencement date of the Option Term. The then prevailing fair market rent shall be the rental rate, including all escalations, at which new, willing, comparable, non-equity, non-renewal, non-expansion, creditworthy tenants, as of the commencement of the Option Term, are entering into leases for non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of approximately the Option Term, which comparable space is located in comparable buildings (“Comparable Transactions”) in Warner Center. In any determination of Comparable Transactions, appropriate consideration should be given to annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to useable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, taking into account the value of the existing improvements in the Premises as compared to the value of the then existing improvements for the Comparable Transactions, whether or not Landlord is obligated to pay a brokerage commission in connection with Tenant’s extension and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions.

2.2.2 Exercise of Options. If Tenant wishes to exercise a renewal option hereunder, Tenant shall, on or before the date occurring fifteen (15) months prior to the expiration of the initial Lease Term for the Premises, exercise the option by delivering notice to Landlord of such exercise by Tenant (the “Option Notice”). Landlord and Tenant acknowledge that if Tenant delivers the Option Notice, the Lease Term shall be extended for the Option Term for all space then leased by Tenant in the Building and any First Offer Space then leased by Tenant and that the procedure for determination of the Option Rent as provided in this Section 2.2 below shall apply in order to determine the Option Rent for the entire Premises. Failure of Tenant to deliver the Option Notice to Landlord on or before such date shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the initial Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be the Option Rent determined as follows. Tenant shall be entitled to request that Landlord notify Tenant of Landlord’s estimate of the Option Rent prior to Tenant’s delivery of the Option Notice. Within thirty (30) days after such request by Tenant (but not earlier than eighteen (18). months prior to the expiration of the initial Lease Term or first Option Term, as applicable), Landlord shall notify Tenant of Landlord’s estimate of the Option Rent for the applicable Option Term (the “Information Estimate”); provided that neither Tenant’s request for the Information Estimate nor Landlord’s notice thereof shall create any liability for or obligation of either party. Landlord shall determine the Option Rent for the Option Term by using its good faith judgment. Whether or not Landlord has previously delivered the Information Estimate, Landlord shall provide written notice (“Option Rent Notice”) of Landlord’s determination of the Option Rent within thirty (30) days after Tenant provides the Option Notice to Landlord; provided, however, that Landlord shall not be obligated to provide the Option Rent Notice prior to the date which is eighteen (18) months before the commencement of the Option Term. Tenant shall have twenty (20) business days (“Tenant’s Review Period”) after receipt of Landlord’s Option Rent Notice within which to accept such rental or to reasonably object thereto in writing. Tenant’s failure to object by written notice to Landlord within said twenty (20) business day period shall be deemed to constitute Tenant’s disapproval of the Option Rent specified by Landlord in the Option Rent Notice. In the event Tenant timely objects in writing or is deemed to have objected by failing to object in writing within said five (5) business day period, Landlord and Tenant shall attempt to agree upon such Option Rent using their diligent good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (“Outside Agreement Date”), then the Option Rent shall be determined by arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7 below.

WARNER CENTER TOWERS

[Health Net, Inc.]

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2.2.3 Determination of Option Rent. If Landlord and Tenant fail to reach agreement on the Option Rent by the Outside Agreement Date, then each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7 below.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial high-rise properties in the Woodland Hills, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators, taking into account the requirements of Section 2.2.1 of this Lease (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

2.2.3.2 The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

2.2.3.3 The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant, provided that in the event (a) such decision requires that the Option Rent submitted by Landlord shall be used and (b) Landlord’s Option Rent would result in a net effective rent that exceeds by more than ten percent (10%) the net effective rent that Tenant last offered to be paid prior to the submission of Landlord’s and Tenant’s Option Rent to the arbitrators, then Tenant shall be permitted the one-time right to revoke its Option Notice which right may be exercised by Tenant only by (i) Tenant delivering written notice to Landlord within two (2) business days of Tenant’s receipt of the arbitrators decision and (ii) Tenant paying any and all costs of the arbitration to Landlord within thirty (30) days of receipt by Tenant of the arbitrator’s decision, and such requirement to pay such costs shall survive any termination of this Lease. In the event Tenant revokes its Option Notice, Tenant shall have no further right to extend the Term of this Lease.

2.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.3.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.3.

2.2.3.7 Subject to Section 2.2.3.4 above, the cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other

WARNER CENTER TOWERS

[Health Net, Inc.]

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place as Landlord may from time to time designate in writing (provided any such notice changing the place for payment is given to Tenant no later than fifteen (15) days prior to the next date that Base Rent is due), in a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, commencing with respect to each floor of the Premises on the Lease Commencement Date therefor as set forth in Section 5.2 of the Summary, without any setoff or deduction whatsoever (except as otherwise expressly set forth in this Lease). If any Rent payment date falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Additional Rent. In addition to paying the Base Rent specified in Section 3.1 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 3.3.10 and 3.3.2 of this Lease, respectively, to the extent such Building Direct Expenses are in excess of Building Direct Expenses for the “Base Year,” as that term is defined in Section 3.3.1 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 3 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 3 and Landlord’s obligation to reimburse Tenant for overpayments, if any, of Additional Rent shall survive the expiration of the Lease Term subject, however, to the limitations set forth in Section 3.3.7.2 below.

3.3 Definitions of Key Terms Relating to Additional Rent. As used in this Article 3, the following terms shall have the meanings hereinafter set forth:

3.3.1 “Base Year” shall be as set forth in Section 7.1 of the Summary.

3.3.2 “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 3.3.3 and 3.3.4, below, respectively.

3.3.3 “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 3.3.7 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

3.3.4 “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 3.3.9 below, allocated to the tenants of the Building pursuant to the terms of Section 3.4.1 below.

3.3.5 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

3.3.6 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”.

3.3.7 “Operating Expenses” shall mean all reasonable and actually incurred expenses, costs and amounts of every kind and nature which Landlord pays during

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any Expense Year because of or in connection with the ownership, management, maintenance, repair, or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal, private or public shuttle service or parking program; (iii) the cost of all insurance carried by Landlord in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants engaged by Landlord or reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, or any portion thereof including the fair market rental value of any office space utilized for such purpose (where the size of such office space is competitive with the size of management office space included in Operating Expenses in other comparable projects of comparable size in the Los Angeles, California area and in no event more than 2,000 rentable square feet (provided further that such fair market rental value shall not exceed the prevailing rents in the Building at that time)) and a commercially reasonable management/administrative fee not to exceed, in the aggregate, the greater of (x) three percent (3%) of the Building’s gross rents, or (y) the percentage of the Building’s gross rents charged as a management fee in the Base Year; (vii) payments under any equipment rental agreements; (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, or any portion thereof, including employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project, or any portion thereof; provided further that no portion of any employee’s wages, benefits, or taxes allocable to time spent on the development, marketing, financing, re-financing, sale, or leasing of the Project shall be included in Operating Expenses; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) operation, repair and maintenance of all “Systems and Equipment,” as that term is defined in Section 3.3.8 of this Lease, and components thereof; (xi) the cost of janitorial services, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways and repair to roofs; (xii) amortization (including interest on the unamortized cost at Landlord’s actual cost of funds) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, to the extent of the actual cost savings achieved by Landlord, or (B) that are required under any governmental law or regulation that was not enacted prior to the Commencement Date of this Lease was fully executed and delivered or that was not applicable to the Project on the Commencement Date of this Lease; provided, however, that any capital expenditure shall be amortized over its useful life as reasonably determined in accordance with applicable Internal Revenue Service regulations, and the unamortized cost of the same shall bear interest at Landlord’s actual cost of funds; and (xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 3.3.9, below. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not one hundred percent (100%) occupied (calculated as if all tenants were paying full rent and irrespective of any free-rent, partial-rent or other abatement that might be in effect at that time, it being the intention of Landlord and Tenant that the management fee, gross receipts tax, and any other expense that varies with the amount of rent collected, shall

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[Health Net, Inc.]

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be calculated in the Base Year as if the all tenants were paying full rent) during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Landlord (x) shall not collect or be entitled to collect from Tenant an amount in excess of Tenant’s Share of one hundred percent (100%) of the Operating Expenses; and (y) shall reduce the amount of the Operating Expenses by any refund or discount received by Landlord. If, in any Expense Year following the Base Year (a “Subsequent Year”), a new expense item is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Operating Expenses payable hereunder for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, except as otherwise set forth in this Section 3.3, include:

(A) Any payments under a ground or master lease relating to the Building or the Project;

(B) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise except for the capital improvements identified in clause (xiii), above, in Section 3.3.7;

(C) Costs of structural repairs exceeding $10,000, including, but not limited to roof replacement;

(D) Depreciation of the Building and other real property structures in the Project;

(E) Cost arising from correction of latent defects in the Tenant Improvements installed by Landlord or latent defects in the base, shell or core of the Building/Project or improvements installed by Landlord or the repair thereof;

(F) Marketing costs including, without limitation, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, leasing commissions paid to agents of Landlord, other brokers or any other persons, and other commissions, costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants of the Building or any other portion of the Project;

(G) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building (including Tenant’s) or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(H) Interest, principal, points, closing costs and fees on debt or amortization payments on any real property mortgages or deeds of trust and ground lease payments or any other debt instrument encumbering the Building or the Project, and other costs and charges in connection therewith such as, without limitation, environmental investigation or reports, legal fees and brokerage fees;

(I) Any costs associated with the purchase or rental of furniture, fixtures or equipment for marketing and leasing offices;

WARNER CENTER TOWERS

[Health Net, Inc.]

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(J) The cost of services, utilities or other benefits including, but not limited payroll, material and contract costs which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building, including, but not limited to, after hours HVAC, above-building standard HVAC, janitorial services and exclusive use of Common areas;

(K) The cost of painting and decorating the Premises or premises of other tenants, including the costs for sculpture, paintings or other objects of art;

(L) Overhead and profit increment payable to Landlord, its subsidiaries or affiliates, or to any subsidiary or affiliate of Landlord, for goods and/or services in the Building, to the extent such overhead and profit increments exceed the costs of comparable first-class, high quality goods and/or services, delivered or rendered by unaffiliated third parties of comparable reputation, stature, experience and quality to Landlord, on a competitive basis;

(M) Legal, accounting, auditing and other related expenses associated with the enforcement of leases or the defense of Landlord’s title to the Land, the Building or other portions of the Project;

(N) Tax penalties interest charges and fines incurred in connection with the payment or non-payment of taxes;

(O) Advertising costs and promotional expenditures incurred directly for leasing individual space in the Building or other portions of the Building/Project and promotional gifts, events or parties for existing or future occupants, and the costs directly related to signs for other tenants, other than building standard identification and directional signage and building lobby directory signage and any costs related to the celebration or acknowledgement of holidays, other than reasonable costs for refreshments and food served to all tenants of the Building for such holiday celebrations or acknowledgements;

(P) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(Q) Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Building/Project, including costs relating to legal, accounting, payroll and computer services which are partially or totally rendered in locations outside of the Building;

(R) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(S) All items and services for which Tenant or any other tenant in the Building reimburses Landlord and all items and services provided to any tenant with or without reimbursement, in excess of those which Landlord is required to provide under this Lease, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant; and costs which are covered by and reimbursable under any contractor, manufacturer or supplier warranty or service contract;

(T) Any expenditures for which the Landlord has been or is entitled to be reimbursed by third parties such as insurance companies or would have been compensated through proceeds of insurance had the Landlord maintained insurance required to be maintained by Landlord under the terms of this Lease;

WARNER CENTER TOWERS

[Health Net, Inc.]

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(U) Electric power or other utility costs for which any tenant directly contracts with the local public service company;

(V) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(W) Reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties, or for other fixture improvements, repairs, additions and similar items;

(X) Costs incurred by Landlord in connection with rooftop communication equipment of Landlord or other persons, tenants or occupants of the Building if such communications equipment is not generally available to all tenants or occupants of the Building;

(Y) Costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes or other laws in effect with respect to the Building/Project prior to the date of the Commencement Date of this Lease;

(Z) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(AA) Costs incurred in connection with the original construction of the Building or the Project or any addition to the Building/Project or in connection with any major renovation or major change in the Building or the Project, including but not limited to the addition or deletion of floors;

(BB) Costs arising from the presence of any Hazardous Materials (including costs of clean-up, remediation, monitoring, management and administration thereof and defense of claims related to the presence of such Hazardous Materials) in or about the Premises, Building/Project or Land;; provided, however, unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of Hazardous Materials used by Landlord in connection with the operation, repair and maintenance of the Building/Project to perform Landlord’s obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in first-class office buildings;

(CC) Any expenses incurred by Landlord for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal Building operations during standard Building hours of operation;

(DD) Any entertainment, dining or travel expenses of Landlord, its employees, agents, partners and affiliated for any purpose other than such travel costs directly related to carrying out the management services of Landlord and providing the services to Tenant required under this Lease;

(EE) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(FF) Costs of any validated parking other than such costs directly incurred in connection with the management, operation, repair and maintenance of the Building/Project to perform Landlord’s obligations under this Lease; provided that any

WARNER CENTER TOWERS

[Health Net, Inc.]

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such costs of validated parking incurred in connection with any marketing, leasing or public relations for the Building/Project shall be excluded from Operating Expenses;

(GG) Salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates other than any personnel engaged exclusively in the management, operation, maintenance and repair of the Building (but not leasing and marketing), and working in the Building management office and not typically included in the management fee being paid and included in Operating Expenses; provided such individuals do not hold a position which is generally considered to be higher in rank than the position of the general manager of the Building or the chief engineer of the Building;

(HH) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;

(II) Costs arising from Landlord’s charitable or political contributions;

(JJ) All Operating Costs incurred in connection with any area of the Building or the Project devoted to retail use;

(KK) Costs for the acquisition (but maintenance charges may be passed through) of sculpture, paintings or other objects of art;

(LL) Costs incurred in connection with any governmental laws or regulations applicable to the Building/Project which were enacted prior to the Commencement Date of this Lease including, but not limited to life, fire, and safety codes, environmental and Hazardous Materials laws, and federal, state or local laws or regulations relating to disabled access, including, but not limited to, the Americans With Disabilities Act;

(MM) Costs, including in connection therewith, all attorney’s fees and costs of settlement judgments and payments in lieu thereof) arising from and claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord and/or the Building;

(NN) Costs, fines, awards or penalties incurred by or assessed against Landlord as a result of Landlord’s negligence in operation of the Building/Project, violations of law, negligence or inability or unwillingness to make payments and/or to file any income tax, or other tax or informational returns when due; for failure to comply with Applicable Laws;

(OO) Any costs for which Landlord has been reimbursed or receives a credit, refund or discount, provided if Landlord receives the same in connection with any costs or expenditures previously included in Operating Expenses for a fiscal year, Landlord shall immediately credit against Base Rent any overpayment for such previous fiscal year; and

(PP) The cost of payroll for parking clerks and parking attendants, garage keepers liability insurance, parking tickets and parking attendants’ and clerks’ uniforms;

(QQ) Any other expense which, in accordance with generally accepted accounting principles, consistently applied, would not be treated as operating expenses by landlords in comparable buildings.

3.3.7.1 Landlord agrees that except for the management fee and management office rental described above, Landlord shall make no profit from Landlord’s collection of Operating Expenses. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law

WARNER CENTER TOWERS

[Health Net, Inc.]

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and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in comparable buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord, and Landlord may, in such event, include any accrued interest (resulting from such assessments or premiums) in its computation of Operating Expenses. Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Expenses, such statement shall be in a format containing at least the level of detail as such statements normally provided by Landlord as of the date hereof.

3.3.7.2 Landlord may not include in Operating Expenses or Tax Expenses attributable to a Lease Year any cost or tax which was incurred by Landlord and paid by Landlord more than two (2) years prior to the date Landlord seeks to include such item as Operating Expenses and/or Tax Expenses unless such circumstance results from governmental action or inaction (e.g., an error in the computation of Tax Expenses by the assessor).

3.3.8 “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, conduit, pipe, bus duct, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Project in whole or in part.

3.3.9 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Real Property taxes shall be calculated as if the Project and parking facility were fully completed and fully assessed.

3.3.9.1 Tax Expenses shall include, without limitation:

(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election as Article XIII-A of the California Constitution (together with implementing legislation and as the same may be from time to time amended, “Proposition 13”), and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar

WARNER CENTER TOWERS

[Health Net, Inc.]

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assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

3.3.9.1.1 Proposition 13. Notwithstanding any other provision of the Lease, if at any time commencing on the Commencement Date and expiring five (5) years thereafter (“Full Protection Period”), or if at any time commencing on the sixth (6th) anniversary of the Commencement Date and expiring two (2) years thereafter (“Partial Protection Period”), any sale of the Building is consummated and, solely as a result of such sale, all or part of the Building is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13, the terms of this Section 3.3.9.1.1 shall apply. In the event Proposition 13 is repealed or modified, the provisions of this Section 3.3.9.1.1 shall be applied as if no such repeal or modification was effective.

(i) For purposes of this Section 3.3.9.1.1, the term Tax Increase (“Tax Increase”) shall mean that portion of Operating Expenses, as calculated immediately following any such the Reassessment that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Operating Expenses, as calculated immediately following the Reassessment, that is attributable to:

(A) the assessment immediately prior to the Reassessment of the value of the Building, the base Building, or the tenant improvements constructed by Tenant to its Premises (it being agreed that Operating Expenses do not include any taxes or assessments resulting from or allocable to tenant improvements made by other tenants to their respective premises); or

(B) assessments pending immediately before the Reassessment that were conducted during, and included in, that Reassessment or that were otherwise rendered unnecessary following the Reassessment; or

(C) attributable to the annual inflationary increase in real estate taxes; or

(D) any real property taxes and assessments incurred during the Base Year as determined under the Lease which are included in the calculation of Operating Expenses for the Base Year.

(ii) During the Full Protection Period, Tenant shall not be obligated to pay any portion of the Tax Increase relating to a Reassessment allocable to the Full Protection Period.

(iii) During the Partial Protection Period, (A) Tenant shall be obligated to pay thirty-three and one-third percent (33 1/3rd%) of the Tax Increase relating to a Reassessment allocable to the first (1st) year of the Partial Protection Period; (B) Tenant shall be obligated to pay sixty-seven percent (67%) of the Tax Increase relating to a Reassessment allocable to the

WARNER CENTER TOWERS

[Health Net, Inc.]

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second year (2nd) year of the Partial Protection Period; and (C) thereafter Tenant shall be obligated to pay in full the portion of the Tax Increase relating to a Reassessment allocable to any year after the second year (2nd) year of the Partial Protection Period.

(iv) The amount of any Tax Increase which Tenant is not obligated to pay, if any, in connection with a particular Reassessment pursuant to the terms of this Section 3.3.9.1.1 shall be referred to hereinafter as a “Proposition 13 Protection Amount”. If, in connection with a pending or anticipated sale of the Building by Landlord, the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each year of the Lease Term commencing with the year in which the Reassessment will occur, the terms of this Section 3.3.9.1.1(iv) shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), within a reasonable period of time (but no earlier than 45 days) prior to the pending or anticipated sale of the Building by Landlord, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price”, as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the sale of the Building pursuant to which such successor of Landlord became the Landlord under the Lease, as hereby amended. Landlord’s right to purchase the Proposition 13 Protection Amount shall expire and terminate upon the sale of the Building by Landlord if prior thereto Landlord did not exercise the right of purchase, or upon Landlord’s failure to pay the Proposition 13 Purchase Price to Tenant on or before the closing of such sale. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year of the Term of the Lease (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each such year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each year of the Term of the Lease during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right hereunder. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 3.3.9.1.1 (ii) and (iii) above, of shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord, if Landlord exercises its repurchase right hereunder, will be estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord (to be given promptly following Landlord’s receipt of notice of Reassessment) to Tenant, Rent next due shall be increased by the amount of the overestimation.

(iv) If in anticipation of the sale of the Building Landlord has paid Tenant the Proposition 13 Purchase Price but Tenant is notified in writing by Landlord that the sale was not or will not be completed, Tenant shall have the right in its sole and absolute discretion to return the Proposition 13

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[Health Net, Inc.]

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Purchase Price to Landlord within ten (10) business days after receipt of such written notice.

3.3.9.2 With respect to any assessment that may be levied against, upon, or in connection with the Project, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

3.3.9.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed upon the owner or owners of the Project, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Project, or any portion thereof, shall be included within the term “Tax Expenses” except that the same shall not include any enhancement of said tax attributable to other income.

3.3.9.4 In no event shall Tax Expenses for any Expense Year be less than Tax Expenses for the Base Year.

3.3.9.5 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay within ten (10) business days (or thirty (30) days if the amount due from Tenant is in excess of $50,000) of receipt of notice, Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.

3.3.9.6 Any expenses incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses regardless of when received, based on the year to which the refund is applicable. If Landlord receives a Proposition 8 reduction in Tax Expenses attributable to any period of time during which this Lease is in effect, then regardless of whether this Lease has terminated, and regardless of when Landlord receives such deduction (by direct payment or credit), to the extent Tenant is entitled to a refund of Direct Expenses previously paid by Tenant for such period (based upon a recalculation of Direct Expenses for such time period reflecting such reduced Tax Expense amount), Landlord shall remit the amount of such deduction attributable to the appropriate square footage in the Premises to Tenant within thirty (30) days after receipt of such refund by Landlord or if this Lease is still in effect, credit such amount against the next Rent falling due under this Lease after Landlord’s receipt of such refund. Landlord shall use commercially reasonable efforts to obtain a Proposition 8 refund (or any other credit or refund under a similar or replacement law) whenever Landlord makes a good faith determination that such a refund or credit is appropriately due to Landlord.

3.3.9.7 Notwithstanding anything to the contrary contained in this Section 3.3.9 (except as set forth in Sections 3.3.9.1 and 3.3.9.3, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Article 9 of this Lease.

3.3.10 “Tenant’s Share” shall mean the percentage calculated by dividing the number of usable square feet of the Premises by the total number of usable square feet in the Building. In the event either the usable square feet of the Premises and/or the total usable square feet of the Building is changed pursuant to Section 1.6, Section 1.7 and/or Section 1.8, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs,

WARNER CENTER TOWERS

[Health Net, Inc.]

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Tenant’s Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect. Notwithstanding the foregoing, solely with respect to the Premises described in Section 4 of the Summary of Basic Lease Information, Landlord and Tenant agree that Tenant’s Building Share shall be the percentage set forth in Section 7.2 of the Summary of Basic Lease Information. In the event either the usable square feet of the Premises and/or the total usable square feet of the Building is changed pursuant to Section 1.6, Section 1.7 and/or Section 1.8, Tenant’s Building Share shall be separately calculated and administered by dividing the number of usable square feet of the Premises by the total number of usable square feet in the Building, provided that Tenant’s Building Share shall not change except in the case of a physical change to the Building or an expansion and/or contraction of the Premises pursuant to Section 1.6, Section 1.7 and/or Section 1.8.

3.3.11 Landlord shall, at Landlord’s option, have the right to segregate Direct Expenses into two (2) separate categories, one (1) such category to be applicable only to Direct Expenses incurred for the Building and the other category applicable to Direct Expenses incurred for the Project Common Areas. If Landlord so segregates Direct Expenses into two (2) categories, two (2) Tenant’s Shares shall apply, one (1) such Tenant’s Share shall be calculated by dividing the number of usable square feet of the Premises by the total number of usable square feet in the Building (“Tenant’s Building Share”), subject to adjustment as provided in Section 3.3.10 above, and the other Tenant’s Share to be calculated by dividing the number of usable square feet of the Premises by the total number of usable square feet (subject to adjustment as provided in Section 1.2) of all buildings in the Project (“Tenant’s Common Area Share”). Consequently, if Landlord elects to so segregate Direct Expenses into two (2) categories, any reference in this Lease to “Tenant’s Share of Building Direct Expenses” shall mean and refer to both Tenant’s Building Share of Direct Expenses and Tenant’s Common Area Share of Direct Expenses. No Operating Expenses or Taxes may be charged in a duplicative manner or as both Tenant’s Building Share of Direct Expenses and Tenant’s Common Area Share of Direct Expenses and this Section 3.3.11 shall be administered in accordance with generally accepted accounting and management practices, consistently applied. Notwithstanding the foregoing, solely with respect to the Premises described in Section 4 of the Summary of Basic Lease Information, Landlord and Tenant agree that Tenant’s Common Area Share shall be the percentage set forth in Section 7.3 of the Summary of Basic Lease Information. In the event either the usable square feet of the Premises and/or the total usable square feet of the Project is changed pursuant to Section 1.6, Section 1.7 and/or Section 1.8, Tenant’s Common Area Share shall be separately calculated and administered by dividing the number of usable square feet of the Premises by the total number of usable square feet in the Project. Tenant’s Common Area Share shall not change except in the case of a physical change to the Project Common Areas or an expansion and/or contraction of the Premises pursuant to Section 1.6, Section 1.7 and/or Section 1.8.

3.4 Allocation of Direct Expenses.

3.4.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 3.3 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis in accordance with generally accepted accounting and management practices, consistently applied, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole in accordance with generally accepted accounting and management practices, consistently applied.

3.4.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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of the Project (the “Cost Pools”), in accordance with generally accepted accounting and management practices, consistently applied. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner in accordance with generally accepted accounting and management practices, consistently applied.

3.5 Calculation and Payment of Additional Rent. For every Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 3.5.1, below, and as Additional Rent, an amount equal to Tenant’s Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year.

3.5.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year (but in any event on or before the first day of July), a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of such Building Direct Expenses in excess of the Building Direct Expenses for the Base Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, upon the later of the next installment of Base Rent due or within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year in excess of the Building Direct Expenses for the Base Year, less the amounts, if any, paid during such Expense Year as “Estimated Additional Rent,” as that term is defined in Section 3.5.2, below. If the Statement shows that Tenant has paid Estimated Additional Rent in excess of Tenant’s Building Share of Direct Expenses for such Expense Year, Landlord shall pay such excess to Tenant together with the applicable Statement, even if the Lease has terminated or expired. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 3. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord within thirty (30) days after receipt of a Statement setting forth an amount owing to Landlord calculated pursuant to the provisions of Section 3.5 any unpaid amounts described herein, less any amounts owed from Landlord to Tenant. The provisions of this Section 3.5.1 shall survive the expiration or earlier termination of the Lease Term.

3.5.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Building Direct Expenses for the then-current Expense Year in excess of the Building Direct Expenses for the Base Year (the “Estimated Additional Rent”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Additional Rent under this Article 3, subject to the limitation set forth in Section 3.3.7.2; however, Landlord shall endeavor to deliver the Estimate Statement as soon as practicable after Landlord has prepared the Statement for the preceding calendar year. In addition, Tenant may request by written notice to Landlord, no more than one (1) time per year, that Landlord provided Tenant with Landlord’s good faith projection of Building Direct Expenses for the upcoming or then-current Expense Year and Landlord shall respond to such request within fifteen (15) business days based upon information then available to Landlord; however, Tenant acknowledges that Landlord shall not be bound by any such good-faith projection and shall have no liability to Tenant for any inaccuracy of such projections. Tenant shall pay, upon the later to occur of (i) the date upon which its next installment of Base Rent is due, and (ii) the date which is ten (10) days after Tenant’s receipt of the Estimate Statement, a fraction of the Estimated Additional Rent for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 3.5.2). Such fraction

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Additional Rent set forth in the previous Estimate Statement delivered by Landlord to Tenant.

3.6 Landlord’s Books and Records. Within two (2) years after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, Tenant or an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm) designated by Tenant, may, after giving not less than thirty (30) days prior written notice to Landlord, during normal business hours, not more than once in any calendar year, inspect and photocopy Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of any applicable cure period under Section 12.1.1 of this Lease, provided, further, that Tenant and such accountant shall execute a commercially reasonable confidentiality agreement regarding such inspection and deliver an original of the same to Landlord and shall cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence in compliance with such agreement, except as necessary in the enforcement of this Lease. If after such inspection, Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant mutually selected by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an independent certified public accountant, each party may apply to the presiding judge of the Los Angeles Superior Court to appoint same from a regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the designated accountant to show Tenant and the designated accountant the information upon which the certification is based; provided that if such certification by the designated accountant proves that the Direct Expenses set forth in the Statement were overstated by more than three percent (3%), then the cost of the designated accountant and the cost of such certification, up to an aggregate maximum of $10,000, shall be paid for by Landlord and, if such certification by the designated accountant proves that the Direct Expenses set forth in the Statement were overstated by three percent (3%) or less or were in fact understated, then the cost of the designated accountant and the cost of such certification, up to an aggregate maximum of $10,000, shall be paid for by Tenant. Promptly following the parties’ receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification, together with interest at the “Interest Rate”, as that term is defined in Section 19.28 of this Lease, from the date due until paid, in the case of payments by Tenant to Landlord, or from the date paid until reimbursed, in the case of reimbursements by Landlord to Tenant. Landlord shall be required to maintain records of all Direct Expenses set forth in each Statement delivered to Tenant for the entirety of the two (2) year period following Landlord’s delivery of the applicable Statement. The payment by Tenant of any amounts pursuant to this Article 3 shall not preclude Tenant from questioning the correctness of any Statement delivered by Landlord, provided that the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the applicable Statement. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 3.6 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 4

[INTENTIONALLY OMITTED]

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Project as a first-class office building project, and Tenant

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which Landlord may withhold in its sole discretion; provided that consent to such other purpose or purposes shall not be unreasonably withheld if Landlord then permits a comparable use by another tenant of the Project in a comparable space and area in the Project.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises, the Common Areas (including, without limitation, the Project’s parking facility) or any part thereof for any use or purpose contrary to the provisions of Exhibit E attached hereto (“Rules and Regulations”), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Material”, as that term is defined in Section 19.29 below. Landlord shall enforce the Rules and Regulations in a reasonable and non-discriminatory manner. To the extent that these Rules and Regulations attached as Exhibit E are contrary to, or inconsistent with, the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not enforce, modify or amend the Rules and Regulations in an unreasonable manner or in a manner which would unreasonably interfere with normal and customary office business operations permitted under Section 5.1. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project; provided that Landlord warrants that such documents do not prohibit use of the Premises permitted hereunder and do not materially and adversely affect the rights and obligations of Tenant hereunder including, without limitation, obligations for Direct Expenses in accordance with Article 3.

5.3 Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.

ARTICLE 6

REPAIRS, ADDITIONS AND ALTERATIONS

6.1 Repairs.

6.1.1 Repair Obligations. Landlord shall, as part of Operating Expenses to the extent permitted under Article 3 of this Lease, operate, improve, manage and maintain the Building and Project in accordance with all governmental laws, rules and regulations in a manner consistent with “Comparable Buildings,” defined as first class office buildings in the Woodland Hills/ West San Fernando Valley area comparable in age, location, amenities and quality of construction. Landlord shall keep and maintain the Building and Project (excluding the Tenant Improvements and Alterations), including the Building’s exterior walls, windows, roof and foundation, the Base, Shell and Core, and the Systems and Equipment located in the Building, and any Building standard Improvements installed in the Premises in proper working order, condition and repair (collectively, the “Landlord Repair Items”). Landlord shall keep and maintain the Landlord Repair Items in compliance with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any standard or regulation now or hereafter imposed on Landlord by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational health or safety standards for employers, employees, landlords or tenants, that relates to Tenant’s use or occupancy of the Premises or the operation of the Premises (collectively, “Legal Requirements”); provided, however, that Tenant hereby covenants and agrees that if such compliance is required as a result of Tenant’s non-general office use of the Premises, or Tenant’s particular use or occupancy (as opposed to use or occupancy by office tenants in general), Tenant shall be responsible for the cost of causing, and Tenant shall cause, the Tenant Improvements, the Alterations, the Base, Shell and Core (but then only to the extent that the cost of such compliance is not included in Operating Expenses), to comply with the

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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Legal Requirements. Except as set forth above as Landlord’s obligations, and in addition to the obligations of Tenant set forth above, Tenant shall, at Tenant’s own expense, keep the Tenant Improvements and Alterations, and fixtures and furnishings in the Premises in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Tenant Improvements and Alterations and replace or repair all damaged, broken, or worn fixtures and appurtenances in the Premises; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements to the Tenant Improvements and Alterations, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

6.1.2 Tenant Maintenance and Repair.

6.1.2.1 If Tenant provides notice (the “Repair Notice”) of an event or circumstance which pursuant to the terms of this Lease requires Landlord to fulfill an obligation, including, without limitation, to provide services or utilities, or repair, alter, improve and/or maintain the Premises or to comply with law (a “Required Action”) to Landlord and any mortgage lender of Landlord which has previously been identified in a notice delivered to Tenant, and Landlord fails to provide the Required Action within the time period required by this Lease, or a reasonable period of time, if no specific time period is specified in this Lease, after the receipt of the Repair Notice (the “Notice Date”), or, in any event, does not commence the Required Action within thirty (30) days after the Notice Date and complete the Required Action within thirty (30) days after commencement of the Required Action, then Tenant may proceed to take the Required Action, pursuant to the terms of this Lease, and shall deliver a second notice to Landlord and such mortgage lender specifying that Tenant is taking the Required Action (the “Second Notice”); provided that if the nature of the Required Action is such that the same cannot reasonably be completed within a thirty (30)-day period, then Tenant shall not have the right to proceed to take the Required Action if Landlord diligently commences the Required Action within such period and thereafter diligently proceeds to complete the Required Action.

6.1.2.2 Notwithstanding the foregoing, if there exists an emergency such that the Premises or a portion thereof are rendered untenantable and Tenant’s personnel are forced to vacate the Premises or such portion thereof and if Tenant gives the notice (the “Emergency Notice”) of Tenant’s intention to take action with respect thereto (the “Necessary Action”) and the Necessary Action is also a Required Action, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within one (1) business day after the Emergency Notice (the “Emergency Cure Period”) and thereafter use its commercially reasonable, good faith efforts and due diligence to complete the Necessary Action as soon as possible.

6.1.2.3 If any Necessary Action will affect the Systems and Equipment, the structural integrity of the Building, or the exterior appearance of the Building, (i) Tenant shall use only those contractors used by Landlord in the Building, provided that Landlord delivers written notice to Tenant from time to time during the Term of this Lease of any additions, deletions or other modifications, if any, to the list of approved contractors set forth in Schedule 1 to Exhibit C attached hereto (and for purposes of this Lease Tenant may rely on the most recent list of which Tenant has been given notice) or (ii) if such contractors are unavailable or unwilling

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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to perform, Tenant shall use only those contractors used by landlords of Comparable Buildings, for work on such items.

6.1.2.4 If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Section 6.1, then Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action or Necessary Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking the Required Action or Necessary Action on behalf of Landlord (the “Repair Invoice”). In the event Landlord does not reimburse Tenant for the Repair Invoice within thirty (30) days of receipt, then Tenant may deduct from the next Rent payable by Tenant under this Lease, the amount set forth in the Repair Invoice plus interest at the Interest Rate (the “Offset Right”).

6.2 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord and shall be approved or denied by notice delivered to Tenant within ten (10) business days of Landlord’s receipt of request for consent, provided that, if such notice of consent or denial is not received by Tenant within such ten (10) business day period, then, upon delivery of an additional five (5) business days’ notice to Landlord and Landlord’s failure to respond within such period, such Alterations shall be deemed approved by Landlord. Notwithstanding the foregoing, Tenant may make changes to the Premises, without Landlord’s consent, provided that such changes do not require any structural modifications to the Premises, do not require any changes to, or adversely affect, the Systems and Equipment, and do not affect the exterior appearance of the Building. Tenant shall give Landlord at least fifteen (15) days prior notice of such changes, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 6.2. The construction of the improvements to the Premises pursuant to the Second Amendment shall be governed by the terms of the such Second Amendment and not the terms of this Article 6.

6.3 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement made at the time such consent is granted, which shall apply only to improvements which landlords of comparable office buildings generally do not permit tenants to leave in their premises upon the expiration or earlier termination of their lease, that Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term if such Alteration would be deemed an Extraordinary Improvement as such term is defined in the Second Amendment, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. With respect to any Alterations installed in the Premises under the Original Lease, Landlord hereby waives any right to require that Tenant remove such Alterations upon the expiration or any early termination of this Lease Term, except in the event that, solely in connection with the improvements to be constructed pursuant to the Second Amendment, Landlord has provided written notice to Tenant prior to the Commencement Date of this Lease that Landlord will require removal of a particular Extraordinary Improvement. A contractor of Landlord’s selection shall perform all work that may affect the Systems and Equipment, structural aspects of the Building or exterior appearance of the Building; provided that Landlord shall cause the contractor to charge Tenant for such work an amount equal to the costs that competitive first-class, reputable and reliable contractors would have charged Tenant (but not necessarily the lowest available), and such work shall be performed at Tenant’s cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, all in conformance with Landlord’s reasonable construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner, and in compliance with Landlord’s Construction Package attached hereto as Exhibit C and incorporated herein by this reference, and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

work performed in such manner so as not to obstruct access to the Project or any portion thereof by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant’s obligations under Section 19.18 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible, full-sized copy of the “as built” drawings (1/8 inch = 1 foot scale) of the Alterations.

6.4 Payment for Improvements. In the event Tenant orders any Alterations or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, due and payable within thirty (30) days after Tenant’s receipt of billing therefor, either periodically during construction or upon substantial completion of such work, at Landlord’s option. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to such contractors. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount sufficient to reimburse Landlord for all reasonable overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If, however, (a) Tenant retains the contractor(s) directly, (b) the subject Alterations or repair work affects Systems and Equipment, structural aspects of the Building or exterior appearance of the Building and (c) the cost of such work specified in clause (a) of this Section 6.4 exceeds $25,000, then Tenant shall pay Landlord a construction coordination fee in the amount of two percent (2%) of the cost of such work.

6.5 Construction Insurance. In addition to the requirements of Article 7 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 7 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

6.6 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be permanently installed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment (including, without limitation, video conferencing and boardroom equipment) not permanently affixed to the Premises, free-standing cabinet work, and movable partitions, which were installed by Tenant in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default under this Lease after notice and lapse of any applicable cure period and provided that Tenant repairs to Landlord’s reasonable satisfaction any damage to the Premises, the Building and any other part of the Project caused by such removal. Furthermore, if Landlord, as a condition to Landlord’s consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term if such Alteration is deemed to be an Extraordinary Improvement as set forth in Section 6.3 above, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, after three (3) days’ notice to Tenant and Tenant’s failure to complete such removal and repair, Landlord may do so and may charge the cost thereof to Tenant.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

ARTICLE 7

INSURANCE

7.1 Indemnification and Waiver. The provisions of this Section 7.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

7.1.1 Waiver. To the extent not prohibited by law, and except as provided in this Lease, Landlord, its members, their partners, and all of their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for any damage to property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Parties, in which case Landlord shall be responsible for such damage to the extent not covered by property insurance required to be carried by Tenant under this Lease or actually carried by Tenant.

7.1.2 Tenant’s Indemnity. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of the Landlord Parties. Notwithstanding the foregoing, because Tenant must carry insurance pursuant to Section 7.3.2, below, to cover its personal property and all office furniture, trade fixtures, office equipment and merchandise within the Premises and the Tenant Improvements and other improvements, alterations and additions to the Premises (collectively, “Tenant Insured Items”), Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claim with respect to any Tenant Insured Items within the Premises, to the extent such Claim is covered or required to covered by Tenant’s insurance, even if resulting from the negligence or willful misconduct of the Landlord Parties (except that Landlord shall, in such case, be responsible for deductible amounts, not to exceed standard deductible amounts for such coverage).

7.1.3 Landlord’s Indemnity. Landlord shall indemnify, defend, protect, and hold harmless Tenant its partners, and their respective officers, agents, servants, employees and independent contractors (collectively, “Tenant Parties”) from any Claims incurred in connection with or arising from (i) any cause in the Project but outside of the Premises during the Lease Term (to the extent covered by the general liability insurance required to be carried by Landlord under Section 7.2, below), or (ii) any negligent acts or willful misconduct of any of the Landlord Parties in, on, or about the Project (subject to the terms of the last sentence of Section 7.1.2, above) either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims arise from the negligence or willful misconduct of the Tenant Parties. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 7.2, below, insurance on the Project and the Premises and Tenant compensates Landlord for such insurance as part of Direct Expenses, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims with respect to such property and Landlord’s equipment and property on the Project to the extent such Claim is covered by insurance of the type required to be carried by Landlord under Section 7.2, below, even if resulting from the negligent acts or willful misconduct of the Tenant Parties (except that Tenant shall, in such case, be responsible for deductible amounts, not to exceed $10,000 per occurrence).

7.2 Landlord’s Insurance. Landlord shall insure the Building and the Real Property during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amounts, from such companies, and on such terms and conditions, as Landlord may from time to time reasonably determine. Landlord shall also carry Commercial General Liability Insurance coverage in commercially reasonable amounts. Additionally, at the option of

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements of which Tenant has been notified pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

7.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

7.3.1 Commercial General Liability Insurance on an occurrence basis covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including the following divisions of insurance: Premises and Operations, and Blanket Contractual Liability. Such insurance shall cover the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 7.1 of this Lease (but only to the extent that such coverage is typically afforded by a typical liability policy), for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

7.3.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage. Provided that Tenant has and continues to have a net worth in excess of Fifty Million Dollars ($50,000,000) calculated in accordance with generally accepted accounting principles and as evidenced by audited financial statements, Tenant shall have the right to satisfy the property insurance requirements of Tenant set forth in Section 7.3.2 in the form of a reasonably acceptable “self-insurance” program. Within ten (10) days after request, Tenant shall provide Landlord with reasonable documentation that Tenant satisfies the net worth requirement set forth above. Prior to the institution of any such self-insurance, Tenant shall notify Landlord in writing of its election to so self-insure and shall submit to Landlord reasonably satisfactory evidence of a funded self-insurance program including the name, address and phone number of the claims administrator. Such program must be consistent with reasonably prudent and sound business practices. This Section 7.3.2 shall in no way limit or diminish the rights that Landlord would have had as an additional insured under any insurance policy, or the rights it would have had under any other provision of this Lease to receive from Tenant an amount equal to all or any portion of any insurance policy proceeds that would have been payable to Landlord or Tenant, under any required policy of insurance which was not maintained by Tenant as a result of such self-insurance program. Furthermore, this Section 7.3.2 shall in no way limit or diminish the waiver of subrogation rights and obligations provided in Section 7.5, nor the rights that Landlord’s insurance carriers would have had under “other insurance” or similar clauses in Landlord’s insurance policies if Tenant had not satisfied its insurance requirements with said self-insurance program.

7.3.3 Loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils; provided, however, that Tenant shall be entitled to self-insure the coverage described in this Section 7.3.3, in which case a waiver of subrogation shall be deemed to apply to such self-insurance.

7.3.4 Automobile Liability Insurance covering any and all owned, hired and non-owned vehicles used by any employees or agents of Tenant for limits not less than One Million Dollars ($1,000,000.00) per occurrence.

7.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance required of Tenant may be subject to standard deductibles. All insurance shall (i) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed in a manner which may be adverse to Landlord unless ten (10) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord of which Tenant has at least ten (10) days’ prior notice. In addition, the insurance described in Section 7.3.1 shall (a) name Landlord, and any other party related to the Project specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant’s obligations under Section 7.1 of this Lease (but only to the extent that such coverage is typically afforded by a typical liability policy); and (c) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant to the extent of losses arising out of the acts or omissions of Tenant. Tenant shall deliver certificates of all policies to Landlord on or before the Lease Commencement Date and proof of continuation of coverage before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, (i) deny Tenant the right to occupy the Premises until such time as Tenant delivers such policies or certificate (which denial shall have no effect upon the Lease Commencement Date), or (ii) upon at least ten (10) days’ prior notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

7.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property insurance and the type of insurance described in Section 7.3.3 above waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under such policies. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 7, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

7.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 7, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of Comparable Buildings with respect to tenants comparable to Tenant, provided that Landlord reasonably demonstrates that Landlord’s request satisfies the criteria set forth in this Section 7.6.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

ARTICLE 8

DAMAGE AND DESTRUCTION

8.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Building, Premises or Project shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 8, restore the Building, Premises and Project. Such restoration shall be to substantially the same condition of the Project prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Project shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 7.3 of this Lease to the extent necessary to reimburse Landlord for all costs and expenses incurred by Landlord in connection with the repair of any such damage, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, plus the amount of insurance proceeds received by Landlord from Landlord’s insurance carrier to the extent allocable to damage of the Tenant Improvements and Alterations, the cost of such repair shall be paid by Tenant on a progress-payment basis, but only after exhaustion of Tenant’s and Landlord’s insurance proceeds received by Landlord and allocable to the damage of the Tenant Improvements and Alterations. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating, to the Tenant Improvements, and Tenant and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, however, that if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct is business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

8.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 8.1 of this Lease, Landlord may elect not to rebuild and/or restore the Building, Premises and Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Premises shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within eighteen (18) months after the date Landlord learns of the necessity for repairs as the result of such damage (when such repairs are made without the payment of overtime or other premiums) as certified by a contractor mutually acceptable to Landlord and Tenant (the “Certifying Contractor”); or (ii) the amount of the damage not fully covered, including deductible amounts, but excluding any amounts which would have been covered had Landlord carried the insurance required to be carried by Landlord under this Lease, by Landlord’s insurance policies is equal to or greater than Five Million and No/100 Dollars ($5,000,000.00); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within eighteen (18) months after the date

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

Landlord learns of the necessity for repairs as a result of such damage, as certified by the Certifying Contractor, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than the later of (A) Landlord’s delivery of notice to Tenant that Landlord is not electing to terminate this Lease or (B) ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed within such eighteen (18) month period, as extended by Tenant delays and delays due to Force Majeure events, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be earlier than the end of each such month. Tenant may at any time prior to any Damage Termination Date void any previously delivered Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.

8.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

8.4 Damage Near End of Term. In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (as the same may have been extended), then notwithstanding anything contained in this Article 8, Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after the necessity for repairs as the result of such damage or destruction becomes known, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. Notwithstanding the foregoing, however, if Landlord’s notice of termination is given more than nine (9) months before the expiration of the Term and Tenant has an unexercised option to renew under Section 2.2, subject to the provisions of Section 8.2, Tenant may override Landlord’s termination notice given under this Section 8.4 by exercising the option to renew by written notice within ten (10) business days of Tenant’s receipt of Landlord’s notice of termination, in which case this Lease will remain in full force and effect and Landlord will repair/restore the Damage as provided above.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

8.5 Insurance Proceeds Upon Termination. In any case where this Lease shall be terminated by Landlord or Tenant pursuant to the provisions of this Lease, Tenant shall be entitled to retain or Landlord shall assign to Tenant the proceeds of the insurance carried by Tenant or Landlord covering the Tenant Improvements and Alterations payable by reason of such damage event, to the extent such proceeds are attributable to the then unamortized amount paid by Tenant for such Tenant Improvements and Alterations in excess of the Tenant Improvement Allowance paid in connection with the Second Amendment. Such amortization shall be computed on a straight line basis over a ten (10) year term commencing on the Commencement Date, with respect to any of the improvements constructed in the Premises in connection with the Second Amendment, unless the damage occurs after the date occurring nine (9) months prior to the expiration of the initial Lease Term for the, in which case such amortization shall be computed on a straight line basis over a eight (8) year term commencing on the Commencement Date. All other proceeds covering the Tenant Improvements and Alterations shall be paid to, or retained by, Landlord.

ARTICLE 9

PERSONAL PROPERTY AND OTHER TAX

Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (i) such taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the greater of (1) Forty-Five Dollars ($45.00) per rentable square foot of the Premises, and (2) the amount per rentable square foot which Landlord is using as a base value above which Landlord will directly charge tenants in the Building for Tax Expenses attributable to the cost or value of leasehold improvements located in such tenants’ premises; provided that any amounts of real estate taxes attributable to tenant improvements that are in excess of such base value shall not be included in Tax Expenses; (ii) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project’s parking facility; (iii) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (iv) such taxes or assessments are levied or assessed upon the Project or any part thereof or upon Landlord by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

ARTICLE 10

SERVICES AND UTILITIES

10.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

10.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 A.M. to 6:00 P.M. and on Saturday during the period from 9:00 A.M. to 1:00 P.M., except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays applied as such to all tenants of the Project (collectively, the “Holidays”). Tenant shall be entitled to install, as an Alteration, dedicated heating, ventilation and air conditioning units (“Package Units”) within the Premises at Tenant’s sole cost and expense. The plans and specifications for any Package Units and accompanying meters shall, as indicated in Article 6 above and Exhibit C (as applicable), be subject to

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

Landlord’s reasonable approval. If Tenant elects to install Package Units within the Premises, Tenant shall also install, at Tenant’s sole cost and expense, separate meters in order to measure the amount of electricity furnished to such units and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such units as reflected by such meters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be solely responsible for maintenance and repair of the Package Units and such units shall be considered to be a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Lease Term or any applicable Option Term.

10.1.2 Landlord shall provide adequate electrical wiring, power and facilities for connection to Tenant’s lighting fixtures and incidental uses, provided that (i) the monthly connected electrical load of the incidental use equipment does not exceed an average of five (5.0) watts per usable square foot of the Premises, and (ii) the monthly connected electrical load of Tenant’s lighting fixtures does not exceed an average of two and one-half (2 1/2) watt per usable square foot of the Premises. Tenant shall bear the initial cost of lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall also bear the cost of replacement of non-standard lamps, starters and ballasts for lighting fixtures within the Premises; however, the cost of replacement of Building-standard lamps, starters and ballasts for lighting fixtures within the Premises shall be included in Operating Expenses.

10.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes and shall supply condensor water for Tenant’s use in connection with its Package Units, if any, to the extent available.

10.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises in accordance with the minimum specifications set forth as Exhibit H attached hereto and made a part hereof by this reference.

10.1.5 Landlord shall provide nonexclusive automatic passenger elevator service.

10.1.6 Landlord shall provide nonexclusive freight elevator service subject to reasonable scheduling by Landlord.

10.1.7 Access. Landlord shall furnish to Tenant’s employees and agents access to the Building, Premises and Building parking facility on a seven (7) day per week, twenty-four (24) hour per day basis, subject to compliance with such security measures as shall from time to time be in effect for the Building and/or the Project, Landlord maintenance activities and subject to the Rules and Regulations.

10.1.8 Building Security. Landlord shall provide building security systems and procedures which are at least to the level in place for the Building as of the date of this Lease. In addition, upon request, Landlord’s security guards will accompany Tenant’s employees and/or visitors to their vehicles after dark. Landlord does not warrant the effectiveness of any of Landlord’s security systems and procedures and Tenant shall have the right, at Tenant’s expense, to provide additional security equipment or personnel in the Premises, (including, subject to Landlord’s reasonable approval, a magnetic cardkey system to control access to the Premises, the stairwells servicing the Premises, and the restrooms on full floors within the Premises and other areas within the Premises which Tenant reasonably deems necessary to secure in a similar fashion) provided that Landlord is given reasonable access to the Premises, such access that Landlord deems necessary to Building stairwells and restrooms, and that any such security system installed by Tenant complies with all applicable codes and shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project. Tenant shall have the right to retain the current restricted access Hirsch security system, pursuant to which Tenant has restricted access to the portion of its Premises on the 21st floor, 22nd floor, 24th floor and 25th floor of the Building and shall have the right to upgrade or replace such system from time to time in accordance with this Lease.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

10.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may materially and adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 10.1 of this Lease. If such consent is given, Tenant shall, with the reasonable approval of Landlord of plans and specifications therefor, install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices (to the extent necessary to eliminate the material, adverse effect), and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges shall be paid by Tenant to Landlord within thirty (30) days after written notice thereof. If Tenant uses water or electricity in excess of that supplied by Landlord pursuant to Section 10.1 of this Lease, Tenant shall pay to Landlord within thirty (30) days after written notice thereof all actual costs incurred by Landlord in connection with such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord within ten (10) business days after receipt of written notice, including the cost of such additional metering devices if such devices indicate there has been excess consumption. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 10.1 of this Lease, Tenant shall give Landlord such reasonable prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish for the Building, which rate is, as of the date of this Lease, Sixty Dollars ($60.00) per hour per floor. The hourly charge for such excess HVAC use shall not increase for the first thirty-six (36) months of the Term of this Lease, but may change thereafter from time-to-time throughout the Lease Term if and to the extent Landlord’s actual costs in providing such service increase provided that Landlord can substantiate such increase. There shall be no minimum charge for such after-hours HVAC, except for any such service ordered for a Saturday, Sunday or Holiday, in which case there shall be a minimum charge equal to four (4) hours of use. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or Project.

10.3 Interruption of Use. Tenant agrees that, except as otherwise provided in this Lease, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 10. If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Project or any portion thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Project or any portion thereof in order to comply with such mandatory or

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

voluntary controls or guidelines, then Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Project related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable, and further provided that Landlord will not voluntarily reduce the level of services provided to the Premises unless Landlord is motivated to do so by anticipated costs savings and efficiencies of operation consistent with the first class character of the Project. Such compliance and the making of such permitted alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant. In addition, the cost of such compliance and alterations shall be included in Operating Expenses.

10.3.1 Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using the Premises or any portion thereof (the “Affected Area”) to conduct its normal business operations and Tenant does not, in fact, use the Affected Area for a period of five (5) consecutive business days or more or ten (10) business days or more in any twelve (12) month period, (i) due to any service or utility (including but not limited to passenger elevator service, janitorial service, HVAC or water) (collectively, the “Essential Services”) not being provided to the Affected Area as required by the terms of this Lease, (ii) because of the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials regarded as unhealthful under applicable regulations then in effect in or about the Premises (which Hazardous Materials were not brought onto the Project by Tenant or Tenant’s employees, agents, or licensees), or (iii) due to Force Majeure directly affecting the Project, including events of damage referred to in Article 8, then the following shall apply.

10.3.1.1 Tenant shall promptly deliver notice of such condition (the “Cure Notice”) to Landlord and any first mortgage lender of Landlord which has previously been identified in a notice delivered to Tenant and if Landlord fails to cure such condition within two (2) business days after delivery of the Cure Notice, then, upon delivery of an additional notice to Landlord and any such mortgage lender of Landlord, Rent applicable to the Affected Area shall be abated from the date which occurred three (3) full business days prior to delivery to Landlord of the Cure Notice until the date when such failure is cured; provided, however, that if Tenant has previously paid Rent, including parking fees to Landlord for a period of time subsequent to the commencement of Tenant’s right to abate Rent hereunder, then Landlord shall, within ten (10) business days following the date of such abatement, reimburse to Tenant the amount of such excess payments, or Tenant, in addition to its other remedies under this Lease, shall have the right to offset an amount equivalent to such excess payments against the sums next due under this Lease.

10.3.1.2 If any condition set forth in Section 10.3.1, above, shall not be cured within ninety (90) days after Landlord’s receipt of the Cure Notice, such condition shall be considered an event of damage to the Premises under Article 8 and Tenant shall have the rights set forth in Article 8 with respect thereto, including the right to terminate this Lease, subject to the terms and conditions set forth therein (in which case the date of expiration of said ninety (90) day period shall be deemed the date of damage for purposes of the termination provisions of Article 8).

10.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee in the amount of the lesser of (i) fifteen percent (15%) of the cost of such work or (ii) Two Hundred Fifty Dollars ($250.00). If Landlord elects not to provide such service, Tenant shall be entitled to use outside vendors selected by Tenant in order to provide such service, provided that Landlord shall have reasonable approval rights over such vendors if Landlord reasonably determines such work could affect other tenants in the Project. Charges for any service for which Tenant is required to pay from time to time hereunder shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Notwithstanding anything to the contrary set forth in this Lease, if Tenant fails to make payment for any such services within thirty (30) days of receipt of bills

WARNER CENTER TOWERS

[Health Net, Inc.]

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therefor, Landlord may discontinue any or all of such additional services until payment and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 11.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord and which is in Tenant’s or the proposed Transferee’s possession and to which Tenant is entitled (provided, however, Landlord shall be entitled to request and to receive, reasonably adequate financial statements or other financial reports evidencing the financial standing and credit of the proposed Transferee), which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require and which is in Tenant’s or the proposed Transferee’s possession and to which Tenant is entitled. Any Transfer made without Landlord’s prior written consent, where required, shall, at Landlord’s option, be null, void and of no effect. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay all reasonable costs and expenses reasonably incurred by Landlord in connection therewith, including without limitation, any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

11.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice, and Landlord shall grant or deny its consent to a proposed Transfer within ten (10) business days following Landlord’s receipt of Tenant’s request therefor together with the information described in Section 11.1 above. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

11.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

11.2.3 The Transferee is either a governmental agency or instrumentality thereof that experiences a high volume of public visitation (and no other governmental agency or instrumentality is then occupying any material portion of the Project);

WARNER CENTER TOWERS

[Health Net, Inc.]

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11.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

11.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested; or

11.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

In addition, Landlord and Tenant hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to consider, along with other factors (including, without limitation, those set forth in Sections 11.2.1 through 11.2.6, inclusive, above) in its analysis of whether or not to withhold consent to any proposed Transfer, the fact that the proposed Transferee will retain any right originally granted to Tenant under Section 1.6 or Section 1.7 of this Lease, provided that such retention may not be the sole factor for denying such consent (or otherwise solely determinative). An assignee pursuant to an assignment of this Lease to which Landlord has consented in accordance with this Lease shall be referred to in this Lease as a “Permitted Assignee.” If Landlord consents to any Transfer pursuant to the terms of this Section 11.2 (and does not exercise any recapture rights Landlord may have under Section 11.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 11.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 11.2, Tenant shall again submit the Transfer to Landlord for its approval. Notwithstanding anything to the contrary in the Lease, Tenant waives any right it may have at law or in equity to terminate this Lease as a result of Landlord’s failure to consent to a Transfer including any of its rights under California Civil Code Section 1995.310 provided, however, Landlord shall be liable to Tenant for all damages incurred by Tenant as a result of such failure by Landlord in breach of this Lease. Landlord waives any right it may have under this Lease to terminate this Lease as a result of Tenant’s Transfer of any Transfer Space in violation of this Article 11; provided, however, that Tenant shall be liable to Landlord for all damages incurred by Landlord as a result of such violation of this Article 11. Furthermore, Tenant shall pay all of Landlord’s costs in connection with the termination (including reasonable attorneys’ fees and costs) of any Transfer in violation of this Article 11 and such Transfer shall be void as against Landlord. If Landlord improperly denies its consent to a Transfer which Tenant is permitted to make under this Article 11, Landlord shall reimburse Tenant for all direct damages incurred by Tenant as a result of such improper refusal to consent.

11.3 Transfer Premium.

11.3.1 Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the amount of any “Transfer Premium,” as that term is defined in this Section 11.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration received by Tenant from the Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer, (iii) any costs to buy-out or takeover the previous lease of a Transferee, (iv) reasonable legal fees incurred in connection with the Transfer including those fees and costs reimbursed to Landlord pursuant to the last sentence of Section 11.1, (v) the gross revenue paid to Landlord by Tenant during the period of the applicable sublease term or during the assignment with respect to the Subject Space; (vi) the gross revenue with respect to the Subject Space paid to Landlord by Tenant for all days the Subject Space was vacated from the date that Tenant first vacated the Subject Space until the date the assignee or sublessee was to pay Rent, (vii)

WARNER CENTER TOWERS

[Health Net, Inc.]

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unamortized cost of initial and subsequent improvements to the Subject Space by Tenant; (viii) rental paid by Tenant to Landlord during the period the Subject Space is vacated and not occupied by Tenant, following the engagement of a broker to market the space for sublease and (ix) marketing and advertising costs, and (x) any other “out-of-pocket” monetary concessions reasonably provided in connection with the Transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the “Transfer Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

11.3.2 Payment of Transfer Premium. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 11.3.2, but an estimate of the amount of Landlord’s applicable share of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section 11.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Landlord’s applicable share of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant’s future obligations under this Section 11.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant within thirty (30) days after expiration or earlier termination of the Lease. If Tenant has underpaid Landlord’s applicable share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder which is at least fifteen (15) days after such deficiency is determined and Tenant has notice thereof. For purposes of calculating the Transfer Premium on an annual basis, Tenant’s Transfer Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Transfer Costs are exhausted.

11.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 11, if Tenant contemplates a Transfer (other than the transactions specified in Section 11.7 below), then Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and number of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”) and the contemplated length of the term of such contemplated Transfer (“Contemplated Term”). Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) business days after Landlord’s receipt of the Intention to Transfer Notice, to terminate this Lease as to the Contemplated Transfer Space for the Contemplated Term effective as of the Contemplated Effective Date. In the event that such option is exercised by Landlord, this Lease shall be terminated (or, where appropriate, suspended if the last day of the Contemplated Term is not the last day of the Lease Term, and at the end of such suspension period, the applicable portion of the Premises shall be returned to Tenant in the same condition as when received, reasonable wear and tear excepted) with respect to the Contemplated Transfer Space as of the Contemplated Effective Date until the last date of the Contemplated Term. If this Lease shall be so terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the entire Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to terminate this Lease as to the Contemplated Transfer Space for the Contemplated Term under this Section 11.4 within such ten (10) business day period, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the

WARNER CENTER TOWERS

[Health Net, Inc.]

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Contemplated Transfer Space to a proposed Transferee and Landlord shall not have any right to recapture such Contemplated Transfer Space with respect to any Transfer thereof consummated within a period of six (6) months (the “Six Month Period”) commencing on the expiration of such ten (10) business day period; provided, however, that any such Transfer shall be subject to other terms of this Article 11. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 11.4.

11.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from liability under this Lease. Landlord or its authorized representatives shall have the right upon reasonable prior notice and at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency plus interest at the Interest Rate and if understated by more than five percent (5%), Tenant shall pay Landlord’s reasonable cost of such audit.

11.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, or transfer of more than fifty percent (50%) of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the sale or other transfer of more than an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; subject in each case to Section 11.7 below.

11.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 11, (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant), or to a purchaser of all or substantially all of the assets of Tenant, or to an entity resulting, by operation of law or otherwise, from the merger, consolidation or other reorganization of Tenant (any such entity, an “Affiliate”), (ii) an assignment or subletting of all or a portion of the Premises to an Affiliate, a parent of an Affiliate, or an Affiliate of a parent, or (iii) a transfer, by law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or an Affiliate, shall not be deemed a Transfer under this Article 11, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant’s entire interest under this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Section 11.7, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

11.8 Landlord’s Recognition of Transfers upon Lease Termination. Tenant may request, as part of its Transfer Notice, that a Transferee receive a recognition agreement (“Recognition Agreement”) from Landlord which provides that in the event this Lease is terminated, Landlord shall recognize the Transfer, and Landlord shall be required to execute a Recognition Agreement with such Transferee only under the following conditions (which conditions must be reflected in the Recognition Agreement): (i) such Transfer is made upon the same terms and conditions set forth in this Lease, subject to equitable modifications based on the

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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number of rentable square feet contained in the Subject Space; provided, however, the rental and other economic terms of such Transfer shall be the greater of (A) those applicable to the Subject Space under this Lease, or (B) those applicable to the Subject Space under the assignment or sublease, (ii) the Subject Space is either one or both of (A) a floor or floors higher than any other floors of the Premises which are not subject to a Recognition Agreement, or (B) a floor or floors lower than any other floors of the Premises which are not subject to a Recognition Agreement, (iii) the Subject Space contains only full floors in the Building, (iv) all Subject Space is contiguous, (v) the Transferee is a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the subject Transfer, (vi) Landlord shall not be liable for any act or omission of Tenant, (vii) Landlord shall not be subject to any offsets or defenses which the Transferee might have as to Tenant or to any claims for damages against Tenant, (viii) Landlord shall not be required or obligated to credit the Transferee with any rent or additional rent paid by the Transferee to Tenant except to the extent actually received by Landlord, (ix) Landlord shall not be bound by any terms or conditions of the Transfer which are inconsistent with the terms and conditions of this Lease, (x) Landlord shall be responsible for performance of only those covenants and obligation of Tenant pursuant to the Transfer accruing after the termination of this Lease, and (xi) the Transferee shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the Transferee so as to establish direct privity of contract between Landlord and the Transferee with the same force and effect as if the Transfer was originally made directly between Landlord and the Transferee. Upon Landlord’s written request given any time after the termination of this Lease, the Transferee shall execute a lease for the Subject Space upon the same terms and conditions as set forth in the Recognition Agreement. Tenant shall pay, as Additional Rent and within thirty (30) days after invoice, for all reasonable out-of-pocket costs incurred by Landlord in preparing such Recognition Agreement.

ARTICLE 12

DEFAULTS; REMEDIES

12.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

12.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of notice that the same is due, which notice shall be in addition to and not in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

12.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)- day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

12.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive.

12.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

WARNER CENTER TOWERS

[Health Net, Inc.]

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(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 12.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 12.2.1 (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Paragraph 12.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

12.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

12.3 Sublessees of Tenant. If Landlord terminates this Lease on account of any default by Tenant, as set forth in this Article 12, except as provided in Section 11.8 of this Lease, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

12.4 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies available to such party upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

12.5 Efforts to Relet. For the purposes of this Article 12, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but

WARNER CENTER TOWERS

[Health Net, Inc.]

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merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

12.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, where such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord specifying in detail Landlord’s failure to perform shall constitute a default hereunder by Landlord, provided that, if the nature of Landlord’s obligation is such that the same cannot reasonably be cured within a thirty (30)-day period, Landlord shall not be deemed to be in default if it diligently commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 13

CONDEMNATION

13.1 Permanent Taking. In case the whole of the Premises, the Building or Project, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. If such portion of the Building or Project is so taken or sold so as to require a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Project economically inviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, this Lease shall not terminate and Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall promptly proceed to restore the Premises to substantially their condition prior to such partial taking, and the Rent shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Article 13 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, one-half (1/2) of the value of Tenant’s leasehold estate, the taking of personal property and fixtures belonging to Tenant or business interruption expenses recoverable from the taking authority. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, except that Tenant shall have the right to file any separate claim available to Tenant for claims made by Tenant as a result of the necessity of Tenant’s moving to temporary space during the period of such temporary taking.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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ARTICLE 14

BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

ARTICLE 15

LANDLORD’S LIABILITY

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building, and neither Landlord, nor any of the Landlord Parties, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and the Landlord Parties from such personal liability. The obligations of Tenant under this Lease do not constitute personal obligations of the directors, officers or shareholders of Tenant or Tenant’s successor, and Landlord shall look solely to the assets of Tenant for satisfaction of any liability in respect of this Lease and will not seek recourse against such directors, officers or shareholders nor against any of their personal assets for such satisfaction.

ARTICLE 16

INTENTIONALLY OMITTED

ARTICLE 17

WARNER CENTER ASSOCIATION

It is understood that at the time of the execution of this Lease an association has been formed, the purpose of which is to identify and promote the best interest of the employers and employees of Warner Center. Tenant shall, throughout the Lease Term, at its sole cost and expense, cooperate with and promote the programs of such association as they may from time to time exist so long as the policies of such association shall be non-discriminatory with respect to Tenant and with respect to any membership fee.

ARTICLE 18

TENANT PARKING

Tenant shall lease, commencing on the Lease Commencement Date, the number of parking passes set forth in Section 9 of the Summary, throughout the Lease Term. Of such parking passes, two (2) passes for each 1,000 usable square feet of the Premises shall be for parking located on the roof of Parking Structure Two (as such structure is shown on Exhibit “B” hereto) (“Roof Passes”), one (1) pass for each 1,000 usable square feet of the Premises shall be

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

for parking located on an unreserved basis anywhere in Parking Structure Two (“Structure Two Passes”) and the remaining one (1) pass for each 1,000 usable square feet of the Premises shall be for parking located in Parking Structure One or Parking Structure Two as determined by Landlord (“Flex Passes”). Of the Structure Two Passes, Tenant may elect to have up to eighteen (18) of such passes designated for covered reserved parking at locations within Parking Structure Two reasonably determined by Landlord. Tenant shall pay to Landlord or, at Landlord’s option, “Landlord’s Designee” (as that term is defined in this Article 18 below), for all such automobile parking passes, on a monthly basis, the prevailing rate charged from time to time for parking passes in the parking facility or facilities. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Notwithstanding anything to the contrary contained herein, all parking charges shall be fifty percent (50%) of the prevailing rate for the Project commencing on January 1, 2005 and continuing through the end of the sixtieth (60th) month of the Term of this Lease. Commencing on January 1, 2010 and continuing throughout the remainder of the Term, the parking charges shall be seventy-five percent (75%) of the prevailing rate for Project parking. Tenant shall also receive monthly validation credits for fifty percent (50%) of all validation costs that exceed $2,750 per month. Tenant shall abide by all reasonable Rules and Regulations which are reasonably prescribed from time to time for the orderly operation and use of the parking facility or facilities and Tenant shall cooperate in good faith to have Tenant’s employees and visitors also comply with such Rules and Regulations. Landlord specifically reserves the right, at any time, to (i) change the size, configuration, design, layout and all other aspects of the parking facility or facilities, and/or (ii) perform repairs to the parking facility or facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility or facilities for purposes of permitting or facilitating any such construction, alteration, improvements or repairs provided such closure or restriction does not materially interfere with Tenant’s operation of business. Landlord may lease the parking areas, enter into a license agreement or otherwise delegate its responsibilities under this Article 18 to a parking operator (“Landlord’s Designee”) in which case Landlord’s Designee shall have all the rights attributed under this Article 18 to the Landlord. The parking passes leased by Tenant pursuant to this Article 18 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except that Tenant may transfer a prorata number of passes to any Transferee permitted under Article 11 above, and to Tenant’s outside auditors, consultants, contractors, agents and/or other invitees who will frequent the Premises on more than an occasional basis; provided that Tenant shall not profit from any such transfer. Tenant shall be entitled to parking validations for visitor parking at the rates prevailing from time to time for such validation parking in the Project, subject to the discount specified above in this Article 18.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Estoppel Certificates. Within twenty (20) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in such form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender of Landlord.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.2 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

19.3 Time of Essence. Time is of the essence of this Lease and each of its provisions.

19.4 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

19.5 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to

Landlord:

DOUGLAS EMMETT REALTY FUND 2000

c/o Douglas, Emmett and Company

Director of Property Management

808 Wilshire Boulevard - Suite 200

Santa Monica, California 90401

Tenant:

21650 Oxnard Street

Suite 2100

Woodland Hills, California 91367

Attn: Property Manager

With a copy to:

Health Net, Inc.

Post Office Box 2470

Rancho Cordova, California, 95741-2470

Attention: Director of Real Estate

Any Notice will be deemed given on the third (3rd) business day after the date it is mailed as provided in this Section 19.5 or upon the date personal delivery is made. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail.

19.6 Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision and even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

said Rent shall not waive or affect said notice, suit or judgment, except with respect to Rent due under such notice, suit or judgment.

19.7 Holding Over. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable, during the first thirty (30) days after such holdover commences, at a monthly rate equal to one hundred ten percent (110%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease, and thereafter at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Section 19.7 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 19.7 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

19.8 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.9 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 11 of this Lease.

19.10 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

19.11 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or Project or to the lien of any first mortgage or trust deed hereafter enforced against the Building or Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Each such non-disturbance agreement provided by Landlord shall acknowledge, or shall not preclude, any rights of Tenant to offsets against Rent, as expressly provided in this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

mortgage or if Landlord grants a deed in lieu thereof, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever except as expressly provided in this Lease, to the purchaser or any successors thereto upon any such foreclosure sale or the grantee of a deed in lieu thereof, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser, grantee or lessor, and to recognize such purchaser, grantee or lessor as the lessor under this Lease. Tenant shall, within twenty (20) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Promptly after Landlord’s execution and delivery of this Lease, and not later than thirty (30) days after such execution and delivery, Landlord shall deliver to Tenant, for Tenant’s signature, a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit F attached hereto and made a part hereof (“SNDA”) executed by SunAmerica Life Insurance Company and Landlord. Delivery of an original of the SNDA executed by Landlord and Tenant shall be a condition precedent to Tenant’s obligations under this Lease.

19.12 Waiver of Jury Trial; Attorneys’ Fees. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF, OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

19.13 Entry by Landlord. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them during normal business hours; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors or during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Section 19.13, Landlord may enter the Premises at any time to (A) perform services required of Landlord during normal business hours (except for janitorial service which shall be performed after normal business hours); and (B) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Tenant may, subject to Landlord’s prior approval, designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may only enter such Secured Areas upon two (2) business days’ notice to Tenant which notice shall specify the date and time of such entry by Landlord; provided, however, that Landlord may enter the Secured Areas without notice to Tenant in the event of an emergency, in which case Landlord

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

shall provide Tenant with notice of such entry promptly thereafter. Tenant acknowledges that Landlord shall have no obligation to provide janitorial service to any such Secured Areas except to the extent Tenant authorizes and permits access thereto for such purposes.

19.14 Intentionally Omitted.

19.15 Surrender of Premises; Ownership and Removal of Trade Fixtures.

19.15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

19.15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Section 19.15, quit and surrender possession of the Premises to Landlord in good order and condition and as improved by Landlord and/or Tenant (subject to the provisions of Article 6), reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

19.16 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreement between the parties hereto and their representatives and agents with respect to the subject hereof. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

19.17 Signs.

19.17.1 Full Floors. Provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, for any portion of the Premises which comprises an entire floor of the Building, at its sole cost and expense, may install exclusive identification signage and informational signage anywhere in such full floor portion of the Premises including in the elevator lobby of such full floor portion of the Premises, provided that such signs must not be visible from the exterior of the Building. The size and specifications for such signs shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible, at Tenant’s sole cost and expense, for maintenance and repair of any such signs. In addition, Tenant shall cause such signs to be removed from the

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
	Initial	Initial	Initial	Initial

Premises and shall repair all damage to the Premises and the Building resulting from such removal, at Tenant’s sole cost and expense, upon the expiration or earlier termination of this Lease.

19.17.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

19.17.3 Monument Signage. Tenant shall be entitled to maintain, at Tenant’s sole cost and expense, the monument signage Tenant currently maintains at the Project (“Monument Signage”). Such Monument Signage shall be exclusive to Tenant and will afford signs and general visibility thereof on two (2) sides. The graphics, materials, color, design, lettering, lighting, size, and specifications of the Monument Signage shall be consistent with that of other monument signage at the Project as of the date of this Lease and otherwise subject to the reasonable approval of Landlord and Tenant. In addition, the Monument Signage shall be subject to receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, the Warner Center Specific Plan and shall be subject to any covenants, conditions and restrictions affecting the Project. In the event the necessary governmental approvals and permits for the monument or the Monument Signage are not received, Landlord’s and Tenant’s rights and obligations under the remaining provisions of this Lease shall be unaffected. The rights to the Monument Signage may not be transferred by the Original Tenant or changed once such signage is initially installed except that Tenant shall be entitled to transfer the rights to the Monument Signage to an Affiliate Assignee (and, as a result, change the name on the Monument Signage to reflect such assignee’s name), but only if such Affiliate Assignee’s name is not an “Objectionable Name.” The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a first-class, institutional quality, high-rise office building in the Los Angeles area; notwithstanding the foregoing, any name that would conflict with any covenants in leases of space in the Project shall also be deemed to be an Objectionable Name. Upon the expiration or earlier termination of this Lease (or any other time that Tenant determines that it no longer desire to have Monument Signage as set forth in Section 19.17.6 below or otherwise), Tenant shall, at Tenant’s sole cost and expense, cause the Monument Signage to be removed from the monument and shall cause the monument to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signage from the monument and to restore the monument as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease (or upon termination of Tenant’s right to such signage pursuant to Section 19.17.6 below), then Landlord may perform such work, and all costs and expenses reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

19.17.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

19.17.5 Directory. During the Term, Tenant shall have the right to designate one (1) name (a department or individual) per one thousand (1,000) rentable square feet in the Premises occupied by Tenant or its Transferees for placement on the directory board in the lobby of the Building and any other common directory board which may be available for use by office tenants of the Building.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.17.6 Rooftop Signage. Upon the expiration or any earlier termination of the rights now held by SunAmerica Life Insurance Company to maintain the currently existing rooftop signage at the Building, Tenant shall have the right to substitute Tenant’s rooftop signage identifying Tenant (“Exterior Signage”). Tenant must exercise such right, if at all, within thirty (30) days after notice from Landlord that such Exterior Signage is available. Tenant’s failure to so notify Landlord in writing that Tenant is exercising such right shall be deemed to constitute Tenant’s election to not to exercise its right to such Exterior Signage. If Tenant so elects to obtain Exterior Signage, the finish, location graphics, materials, color, design, lettering and other specifications of the Exterior Signage shall otherwise be subject to Landlord’s approval, which approval may be withheld in Landlord’s reasonable discretion. Tenant acknowledges that the quality of the Project will be closely identified with the aesthetics of the buildings located therein and of the signage in the Project and that Landlord’s reasonable discretion in approving the graphics, materials, color, design, lettering and other specifications of the Exterior Signage may take into consideration Landlord’s heightened concerns over such aesthetics. In addition, Tenant’s rights to the Exterior Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all applicable governmental laws and ordinances including, without limitation, any specific plan governing Warner Center. Landlord shall fully cooperate with Tenant’s attempt to obtain any such permits and approvals, at no cost to Landlord. The cost of installation of the Exterior Signage as well as all costs of design and construction of such signage and all other cost associated with such signage including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. The rights to the Exterior Signage may not be transferred by the Original Tenant or changed once such signage is initially installed except that Tenant shall be entitled to transfer the rights to the Exterior Signage to an Affiliate Assignee (and as a result, change the name on the Exterior Signage to reflect such assignee’s name), but only if such Affiliate Assignee’s name is not an Objectionable Name. Upon the expiration or earlier termination of this Lease (or any other time Tenant determines that it no longer desires to have Exterior Signage) Tenant shall, at Tenant’s sole cost and expense, cause the Exterior Signage to be removed from the Building and shall cause the Building to be restored to the condition existing prior to the placement of such signage. If Tenant fails to remove such signage from the Building and fails to restore the Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

19.18 Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be removed of record within thirty (30) days after Tenant’s receipt of notice from Landlord regarding the existence of such lien. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may upon an additional five (5) days notice to Tenant, immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days of the Tenant’s receipt of an invoice therefor.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.19 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

19.20 Prohibition Against Recording. Except as provided in Section 19.32 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

19.21 Intentionally Omitted.

19.22 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

19.23 Improvement of the Premises. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and Exhibit C.

19.24 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental action(s) or inaction(s), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

19.25 Rentable Square Feet of Premises, Building, and Project. Landlord and Tenant hereby stipulate to the square footage figures reflected in Section 4.2 of the Summary and Section 1.5 of the Office Lease as to the initial Premises and further stipulate as to the percentage figures specified in Sections 7.2 and 7.3 of the Summary with respect to the initial Premises. Landlord and Tenant hereby stipulate that the Building contains a usable area of 531,935 square feet and the Project contains a usable area of 1,056,804 square feet. The number of usable square feet of any First Offer Space leased by Tenant pursuant to Section 1.6 or any Expansion Space leased by Tenant pursuant to Section 1.7 above shall be the usable area of such space calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 and the number of rentable square feet of any such space shall be the product of (i) the usable square footage multiplied by 1.1261 if the First Offer Space or Expansion Space constitutes a full floor, or (ii) the usable square footage of the First Offer Space or Expansion Space multiplied by 20.09% if such First Offer Space or Expansion Space constitutes a portion of a floor in the Building.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.26 Transportation Management. Tenant shall fully comply with all present or future programs which are obligations of the Building or Project as imposed by a governmental entity or authority, which programs are intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

19.27 Compliance With Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Laws”). Landlord shall be responsible, as part of Operating Expenses to the extent permitted under Article 3, for making all alterations to the following portions of the Premises and Project required by Laws: (i) structural portions of the Premises and the Base, Shell and Core and Landlord’s Work (as defined in the Second Amendment), but not including Tenant Improvements installed by or at the request of Tenant or any Alterations installed by or at the request of Tenant, and (ii) those portions of the Building and Project located outside the Premises; provided, however, Landlord shall not be obligated to make alterations to any such portions of the Premises and Project described in clause (i) or (ii) above to the extent such alterations are necessary due to the installation of Alterations to the Premises not normally found in first-class office buildings by or at the request of Tenant and Tenant shall, at its sole cost and expense, be responsible therefor. Except for Landlord’s obligations described in the immediately preceding sentence, Tenant shall, at its sole cost and expense, be responsible for compliance with all Laws affecting the Premises, including the making of all required alterations thereto. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

19.28 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice to Tenant by Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to two percent (2%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. Any Rent or other amounts owing hereunder from one party to the other which are not paid within five (5) business days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the rate per annum announced from time to time by Citibank N.A. as its prime rate (or, if such bank fails to announce such a rate, then the prime rate announced by the largest state chartered bank operating in the State of California) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law. Payment of such interest by Tenant to Landlord shall be in addition to any late charge described above.

19.29 Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4,

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6902 et seq. (42 U.S.C. § 6903), or (ix) defined as a “hazardous substance” pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials. Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage or use of such substances or materials, nor allow to be brought into the Project any such materials or substances, except that Tenant may maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, provided that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used. Landlord, at its sole cost and expense, shall deliver the Project, Building and the Premises free of Hazardous Material that are required to be removed by law as of the date of this Lease and in compliance with all Laws relating to environmental conditions. Landlord and Tenant will not, at any time, use or authorize the use of any portion of the Premises, the Building, parking facilities, or the Project to be used in violation of any Laws in effect relating to environmental conditions on, under or about the Building, including but not limited to asbestos, soil and ground water conditions and Hazardous Material. Neither Landlord nor Tenant shall at any time use, generate, store or dispose of on, under or about the Building or transport to or from the same any Hazardous Material or permit or allow any third party to do so, without compliance with all Laws. Landlord and Tenant shall defend, indemnify and hold the other harmless from and against any and all losses, damages, costs (including reasonable attorneys’ fees), liabilities and claims arising from their respective failure to perform in accordance with the foregoing. The covenants of this Section 19.29 shall survive the expiration or earlier termination of the Lease Term.

19.30 Landlord’s Right to Cure Default; Payments by Tenant.

19.30.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except as otherwise set forth in this Lease. If Tenant shall fail to perform any of its obligations under this Lease within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

19.30.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of documented statements therefor: sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 19.30.1. Tenant’s obligations under this Section 19.30 shall survive the expiration or sooner termination of the Lease Term.

19.31 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

19.32 Intentionally Omitted.

19.33 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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liability under this Lease accruing after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer, provided that any such transferee agrees in writing to be bound by this Lease and to assume all of Landlord’s obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

19.34 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

19.35 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

19.36 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

19.37 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

19.38 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

19.39 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

19.40 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant.

19.41 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.42 Joint and Several. If there is more than one entity which constitutes Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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19.43 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, subject to Tenant’s rights set forth in Section 19.17. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

19.44 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

19.45 Landlord Renovations. It is specifically understood and agreed that, except as set forth herein or in Exhibit C Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, Building or Project have been made by Landlord to Tenant except as specifically set forth herein or in Exhibit C. However, Tenant acknowledges that Landlord shall have the right, but not the obligation, during the Lease Term to renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Project, including without limitation the parking facilities, Common Areas, Systems and Equipment, roof, and structural portions of the same, provided that Tenant’s access to and use of the Premises is not materially and adversely affected. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or on the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas and/or parking facilities, or perform work in the Building, which work may create noise, dust or leave debris in the Building, provided that Tenant’s access to and use of the Premises is not materially and adversely affected. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, except as specifically provided in this Lease. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations conducted in accordance with the foregoing, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

19.46 Communication Equipment. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. If at the time of Landlord’s receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Building for such equipment, then subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain one (1) so-called “satellite dish” or other similar device no greater than forty-eight (48) inches in diameter, together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Building designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Building reasonably approved by Tenant. Tenant shall retain Landlord’s designated roofing

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(a) Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

(b) All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval.

(c) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant.

(d) It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.

(e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Building or to other tenants of the Project or with any other tenant’s Communication Equipment, and not to damage the Building or interfere with the normal operation of the Building.

(f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

(g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 19.46(h) shall survive the expiration or earlier termination of this Lease.

(i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 6 of this Lease or the Exhibit C.

19.47 Stairwell Access. Landlord hereby grants Tenant the nonexclusive right of access to those portions of the stairwells in the Building which would provide access between contiguous full floors leased by Tenant pursuant to this Lease. Tenant’s right of access pursuant to this Section 19.47 shall be conditioned upon Tenant’s observance of all applicable rules, regulations, laws or ordinances applicable to the Building or promulgated by any governmental or quasi-governmental entity, including obtaining any necessary or required permits or approvals. In connection with Tenant’s use of the stairwells, Tenant shall install, at Tenant’s sole cost and

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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expense, any and all locking devices, intercoms and all other improvements deemed necessary by Tenant, subject to Landlord’s reasonable consent and any applicable rules, regulations, laws or ordinances, provided that such improvements shall be constructed by Tenant in accordance with, and subject to, Article 6 of this Lease or Exhibit C.

19.48 Patio Area. Upon Tenant’s receipt of Landlord’s prior approval, which approval shall not be unreasonably withheld, Tenant, at Tenant’s sole cost and expense, shall be provided with access to the outside patio area adjacent to Plaza One as shown on Exhibit “B” for special events of Tenant. Tenant shall be responsible for, and shall obtain, all necessary governmental permits and approvals with respect to any such events and any such use shall comply with all governmental laws, rules and regulations with respect thereto. In addition, Tenant’s use shall comply with any reasonable rules and regulations promulgated by Landlord. Tenant shall be obligated to clean such area after such event at Tenant’s sole cost and expense and to remove all trash therefrom. Should Tenant fail to so clean such area and/or to remove trash therefrom within one (1) business day after notification from Landlord, Landlord shall be entitled to perform any such obligation on behalf of Tenant and all costs of Landlord in connection therewith shall be paid to Landlord, as Additional Rent, within ten (10) business days after Tenant’s receipt of invoice therefor. The terms and conditions of Article 7 of this Lease shall apply to Tenant’s use of such area as though such area were a part of the Premises. Tenant acknowledges that Tenant’s right to use such area shall be non-exclusive with the rights of Landlord and other tenants.

19.49 Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except as provided in Section 19.7 above, neither Landlord nor Tenant shall be liable under any circumstances, for injury or damage to, or interference with, the other party’s business, including, but not limited to, loss of title to the Premises or any portion thereof, loss of profits, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring.

19.50 Reasonableness. Except for determinations expressly described as being in the sole or absolute discretion of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder. In the event that either Landlord or Tenant disagrees with any determination made by the other hereunder (other than a determination in the sole or absolute discretion of the determining party) and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request. Furthermore, in addition to the foregoing, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, make allocations or other determinations, or otherwise exercise rights or fulfill obligations, Landlord and Tenant shall act reasonably and in good faith.

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WARNER CENTER TOWERS

[Health Net, Inc.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:
DOUGLAS EMMETT REALTY FUND 2000, a California limited partnership

By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent

	By:	/s/ MICHAEL J. MEANS

Michael J. Means, Vice President
	Dated:	12/23/03

“Tenant”:
HEALTH NET, INC., a Delaware corporation

By:	/s/ DENNIS BELL

Its:	Vice President

By:	/s/ LINDA SALZMAN

Its:	Senior Vice President
Dated:	12/23/03

WARNER CENTER TOWERS

[Health Net, Inc.]

Warner Center III\Health Net\JS\December 22, 2003
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